Exhibit 10.1

Facility Agreement

Dated 27 SEPTEMBER, 2024

USD125,000,000 TERM Loan Facility

for

POWERFLEET, Inc

arranged by

FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) (as mandated lead arranger)

with

FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) (as facility agent)

and

FIRSTRAND BANK LIMITED (ACTING THROUGH ITS RAND MERCHANT BANK DIVISION) (as security agent)

Facility Agreement _Powerfleet_

THIS AGREEMENT is made between:

(1)	POWERFLEET, INC, a company duly incorporated and registered in the State of Delaware in the United States of America with company number US 83-4366463 with its principal address at 123 Tice Boulevard, Woodcliff Lake, New Jersey, United States of America (the Borrower);

(2)	THE ENTITIES listed in Schedule 1 (The Parties) as guarantors (the Original Guarantors);

(3)	FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division) as mandated lead arranger (in this capacity, the Arranger);

(4)	FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division) (in this capacity, the Original Lender);

(5)	FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division) as facility agent of the other Finance Parties (in this capacity, the Facility Agent); and

(6)	FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division) as security trustee for the Finance Parties (in this capacity, the Security Agent).

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

1.1.1	3-Month Treasury Bill Rate means, at any time, the United States 3-month Treasury bill rate; with a United States Treasury Bill being a zero coupon debt instrument issued at a discount and representing a claim on the federal government of the United States of America; as available on Bloomberg ticker USGG3M <Index> (or any replacement Bloomberg page which displays that rate) or, if such information is no longer available from Bloomberg, as available from a comparable internationally recognized source.

1.1.2	Acceptable Bank means:

(a)	any of Absa Bank Limited, FirstRand Bank Limited, Investec Bank Limited, Nedbank Limited or The Standard Bank of South Africa Limited;

(b)	any of Bank of America, American Express National Bank or Commerzbank AG;

(c)	a bank or financial institution which has an international rating for its long-term unsecured and non-credit enhanced debt obligations of A+ or higher by Standard & Poor’s Ratings Services or Fitch Ratings Ltd or A1 or higher by Moody’s Investor Services Limited, or a comparable rating from an internationally recognised credit rating agency; or

(d)	any other bank or financial institution approved by the Facility Agent.

1.1.3	Accession Deed means a document substantially in the form set out in Schedule 6 (Form of Accession Deed).

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1.1.4	Accounting Principles means, as applicable, (a) IFRS or (b) generally accepted accounting principles in the jurisdiction of incorporation of the relevant entity (which may include IFRS).

1.1.5	Administrative Party means the Arranger, the Security Agent or the Facility Agent.

1.1.6	Acquisition means the acquisition by the Borrower of:

(a)	all the issued and outstanding common shares in the capital of Golden Eagle Canada Holdings Inc., a corporation formed under the laws of the Province of Ontario, Canada;

(b)	all of the issued and outstanding Class A and Class C common shares in the capital of Complete Innovations Holdings Inc., a corporation formed under the laws of the Province of Ontario, Canada; and

(c)	all the issued and outstanding shares of common stock of Golden Eagle Holdings Inc., a corporation formed under the laws of the State of Delaware, United States,

pursuant to the Acquisition Agreement.

1.1.7	Acquisition Agreement means the share purchase agreement dated on or about 18 September, 2024 between Golden Eagle Topco, LP, the other sellers party thereto, Powerfleet, Inc. and Powerfleet Canada Holdings. Inc.

1.1.8	Acquisition Date means the “Closing Date” as defined in the Acquisition Agreement.

1.1.9	Additional Guarantor means a company which becomes an Additional Guarantor in accordance with Clause 25 (Changes to the Obligors).

1.1.10	Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person, or any other Subsidiary of that Holding Company.

1.1.11	Agreement means this Agreement, including all schedules.

1.1.12	Assignment Agreement has the meaning given to that term in Clause 23.5.5 (Procedure for assignment).

1.1.13	Auditors means Deloitte, PwC, KPMG and EY or any other firm approved in advance by the Majority Lenders.

1.1.14	Authorisation means an authorisation, consent, approval, resolution, licence, permit, exemption, filing, notarisation, lodgement or registration.

1.1.15	Availability Period means, in relation to any portion of the Commitment, the period commencing on the Closing Date to and including the date occurring 30 days after the Closing Date (or such later date as may be agreed by the Facility Agent and the Borrower).

1.1.16	Available Commitment means a Lender’s Commitment under the Facility minus:

(a)	the amount of its participation in the outstanding Loan under the Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in the Loan that are due to be made under the Facility on or before the proposed Utilisation Date.

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1.1.17	Available Facility means the aggregate for the time being of each Lender’s Available Commitment in respect of the Facility.

1.1.18	Borrower Account means:

(a)	the USD bank account of the Borrower with the following details:

Account Name:	[***]

Bank:	[***]

Account Number:	[***]

Branch Code:	[***]; or

(b)	any other USD bank account of the Borrower approved by the Facility Agent.

1.1.19	Break Costs means the amount (if any) by which:

(a)	the interest which a Lender should have received for the period from the date of receipt of an amount repaid or prepaid in respect of any part of its participation in the Loan or Unpaid Sum in that currency to the last day of the current Interest Period for the Loan or Unpaid Sum, if the principal amount of the Loan or Unpaid Sum received had been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, or

1.1.20	Break Gains means the amount (if any) by which the amount of interest contemplated in Clause 1.1.19(b) exceeds that in Clause 1.1.19(a).

1.1.21	Business Day means a day (other than a Saturday, a Sunday or official public holiday) on which banks are open for general business in London and Johannesburg and:

(a)	New York; and

(b)	(in relation to the fixing of an interest rate) which is a US Government Securities Business Day.

1.1.22	Cash means, at any time, an amount (denominated in USD, ZAR, euros or pounds sterling or any other currency approved by the Facility Agent) of cash in hand, or credit balances or amounts on deposit with an Acceptable Bank to which a member of the Covenant Group is alone (or together with other members of the Covenant Group) beneficially entitled if:

(a)	the cash is accessible and may be withdrawn in full by a member of the Covenant Group within 30 days after the relevant date of calculation;

(b)	access to and withdrawal of the cash is not contingent on the prior discharge of any indebtedness of any person or the satisfaction of any other condition;

(c)	no Security exists over the cash or over claims in respect thereof except for any Security arising under the Security Documents; and

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(d)	the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facility.

1.1.23	Cash Equivalents means, at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation, issued by an Acceptable Bank;

(b)	any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, (ii) invest substantially all their assets in securities of the types described in paragraph (a) above and (iii) can be turned into cash on not more than 30 days’ notice; or

(c)	any other debt security approved by the Facility Agent in writing,

in each case, denominated in USD, ZAR, euros or pounds sterling or another currency approved by the Facility Agent, to which any member of the Covenant Group is alone (or together with other members of the Covenant Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Covenant Group or subject to any Security (other than Security arising under the Security Documents).

1.1.24	Charged Property means all of the assets of the Borrower and other Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

1.1.25	Closing Date means the date on which the Facility Agent issues the notice contemplated by Clause 4.1 (Initial conditions precedent).

1.1.26	Code means the US Internal Revenue Code of 1986.

1.1.27	Commitment means:

(a)	in relation to the Original Lender, USD125,000,000, and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

1.1.28	Compliance Certificate means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

1.1.29	Confidential Information means all information relating to the Borrower, any other member of the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of their advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

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(c)	information that:

(i)	is or becomes public information other than as a result of any breach by that Finance Party of Clause 35 (Confidential Information); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of their advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (i) or (ii) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(d)	any Funding Rate.

1.1.30	Confidentiality Undertaking means a written confidentiality undertaking substantially in the recommended form of the Loan Market Association or in any other form agreed between the Borrower and the Facility Agent.

1.1.31	Control means, in relation to any company or organisation or person:

(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, more than 50.00 per cent. of the maximum number of votes that might be cast at a general meeting of that person; or

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of that person; or

(iii)	give directions with respect to the operating and financial policies of that person with which the directors or other equivalent officers of that person are obliged to comply; and/or

(b)	the holding (beneficially or legally) of more than 50.00 per cent. of the issued shares or share capital of that person (excluding any part of that issued shares or share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital), and Controlled shall be construed accordingly.

1.1.32	Control Event has the meaning given to that term in Clause 7.3 (Mandatory prepayment - change of control or transfer of business).

1.1.33	Covenant Group means each Obligor (other than the Borrower) and each Subsidiary of such Obligor.

1.1.34	Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

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(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a voting sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

1.1.35	Default means:

(a)	an Event of Default; or

(b)	any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of any applicable grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

1.1.36	Delegate means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

1.1.37	Disruption Event means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

1.1.38	Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, is not a member of the Group.

1.1.39	Economic Failure means any adverse change, deterioration in existing market conditions or other situation, as determined in the sole discretion of the Facility Agent (acting on the instructions of the Lenders) (including any adverse change or other situation in the South African or international capital markets or in South African or international monetary, financial, political or economic conditions) which renders it unlawful, impossible or uneconomic for a Lender to make the Facility available (or any part thereof) in terms of any Finance Document.

1.1.40	Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

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(c)	land (including, without limitation, land under water).

1.1.41	Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

1.1.42	Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	the generation, handling, storage, use, release, emission or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

1.1.43	Environmental Permit means any permit, licence, consent, approval or other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Obligors or any member of the Group conducted on or from any of the properties owned or used by the Obligors or any member of the Group.

1.1.44	Event of Default means any event or circumstance specified as such in Clause 22 (Events of Default).

1.1.45	Existing Facilities Agreement means the facilities agreement dated on or about 7 March, 2024 between Powerfleet, Inc. (as borrower) and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as lender).

1.1.46	Existing Finance Document means each “Finance Document” as defined in the Existing Facilities Agreement.

1.1.47	Facility means the USD-denominated bullet loan facility made available under this Agreement as described in Clause 2.1 (Facility).

1.1.48	Facility Office means:

(a)	in respect of a Lender, the office or offices notified by that Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

1.1.49	Facility Outstandings means, at any time, all amounts of loan principal, accrued interest, Break Costs, fees and all other amounts outstanding under the Finance Documents (including, without limitation, any claim as a result of any recovery by the Borrower or another person of a payment or discharge under the Finance Documents on the grounds of preference, and each amount which would be included in any of the above but for any discharge, non-provability or unenforceability of a claim in any insolvency or other proceedings).

1.1.50	Fallback Interest Period means 1 Month.

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1.1.51	FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a); or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

1.1.52	FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

1.1.53	FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

1.1.54	Fee Letter means:

(a)	any letter or letters entered into by reference to this Agreement, dated on or about the date of this Agreement, between one or more Finance Parties and the Borrower setting out any of the fees referred to in Clause 11 (Fees); and

(b)	any agreement setting out fees payable to a Finance Party referred to in this Agreement or under any other Finance Document.

1.1.55	Final Discharge Date means the date on which:

(a)	the Facility Outstandings have been irrevocably and unconditionally finally paid and discharged in full (whether or not as a result of enforcement); and

(b)	no Finance Party has any commitment whatsoever to provide finance or any other form of credit or financial accommodation to any person under any Finance Document.

1.1.56	Final Maturity Date means the last Business Day of the Month in which the fifth anniversary of the Closing Date occurs.

1.1.57	Finance Document means:

(a)	this Agreement;

(b)	each Security Document;

(c)	the Further Rights Letter;

(d)	any Fee Letter;

(e)	the Utilisation Request;

(f)	any Transfer Certificate;

(g)	any Compliance Certificate;

(h)	any document amending any Finance Document referred to in paragraphs (a) to (g) above,

and any other document designated as such by the Facility Agent and the Borrower.

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1.1.58	Finance Parties means the Lenders or an Administrative Party (and Finance Party, as the context requires, means any of them).

1.1.59	Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed, credit provided and debit balances at banks or other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any Finance Lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of any payment obligations;

(h)	any amount raised by the issue of shares which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is mandatorily redeemable or redeemable at the option of its holder or are otherwise classified as borrowings under the Accounting Principles;

(i)	any amount raised under any other transaction of any kind (including any forward sale or purchase agreement, sale and sale back or sale and leaseback) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i).

1.1.60	Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to Clause 10.3.1(b) (Cost of funds).

1.1.61	Further Rights Letter means the letter entered into by reference to this Agreement, dated on or about the date of this Agreement, between the Original Lender and the Borrower.

1.1.62	Group means the Borrower and its Subsidiaries from time to time.

1.1.63	Group Structure Chart means the structure diagram delivered to the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent) and Schedule 2 (Conditions Precedent) on or before the Closing Date.

1.1.64	Guarantor means:

(a)	each Original Guarantor;

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(b)	an Additional Guarantor,

which has not ceased to be a Guarantor in accordance with the terms of Clause 25.3 (Resignation of a Guarantor) of this Agreement.

1.1.65	Historic Term SOFR means, in relation to the Loan, the most recent applicable Term SOFR for a period equal in length to the Interest Period of the Loan and which is as of a day which is no more than 3 US Government Securities Business Days before the Quotation Day.

1.1.66	Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

1.1.67	IFRS means international accounting standards within the meaning of IAS Regulation (EC) No 1606/2002 of the European Parliament and of the Council of the European Union, to the extent applicable to the relevant financial statements.

1.1.68	Insurance means any contract or policy of insurance and reinsurance taken out by or on behalf of any Obligor or under which it has a right to claim.

1.1.69	Intellectual Property Rights means:

(a)	any know-how, patent, trade mark, service mark, design, invention, trading or business name, domain name, topographical or similar right;

(b)	any copyright, data base or other intellectual property right; or

(c)	any interest and rights to use (including by way of licence) in the above,

in each case whether registered or not, and includes any related application.

1.1.70	Interest Payment Date means:

(a)	31 March, 30 June, 30 September and 31 December each year; and

(b)	the Final Maturity Date,

(c)	with the first Interest Payment Date being 31 December, 2024.

1.1.71	Interest Period means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

1.1.72	Interpolated Historic Term SOFR means, in relation to the Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the most recent applicable Term SOFR (as of a day which is not more than 5 US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Loan; or

(ii)	if no such Term SOFR is available for a period which is less than the Interest Period of the Loan, SOFR for a day which is no more than 5 US Government Securities Business Days (and no less than 2 US Government Securities Business Days) before the Quotation Day; and

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(b)	the most recent applicable Term SOFR (as of a day which is not more than 5 days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Loan.

1.1.73	Interpolated Term SOFR means, in relation to the Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable Term SOFR (as of 11.00 am London time on the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Loan; or

(ii)	if no such Term SOFR is available for a period which is less than the Interest Period of the Loan, SOFR for the day which is 2 US Government Securities Business Days before the Quotation Day; and

(b)	the applicable Term SOFR (as of 11.00 am London time on the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Loan.

1.1.74	Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

1.1.75	Legal Reservations means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors and secured creditors;

(b)	the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of acquiescence, set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion provided to a Finance Party in connection with the Finance Documents.

1.1.76	Lenders means:

(a)	the Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which becomes a Party as a Lender after the date of this Agreement in accordance with Clause 23 (Changes to the Lender),

in each case, which has not ceased to be a Party in accordance with the terms of this Agreement (and Lender, as the context requires, means any of them).

1.1.77	Loan means the loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

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1.1.78	Main Street 2000 means Main Street 2000 Proprietary Limited, a company incorporated in accordance with the laws of South Africa with registration number 2023/973516/07.

1.1.79	Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Commitments immediately prior to the reduction).

1.1.80	Margin means:

(a)	if no Event of Default is continuing, 5.00 per cent.;

(b)	with effect from the date of occurrence of an Event of Default and for so long as it is continuing, the Margin detailed in paragraph (a) above plus 2.00 per cent.

1.1.81	Market Disruption Rate means the percentage rate per annum which is the aggregate of the Reference Rate and 0.27 per cent., being the credit adjustment spread at the date of this Agreement.

1.1.82	Material Adverse Effect means a material adverse effect on:

(a)	the business, assets or financial condition of the Borrower and/or the Group (taken as a whole);

(b)	the ability of the Borrower to perform its payment or other material obligations (other than its obligations under Clause 20 (Financial Covenants)) under the Finance Documents; or

(c)	the validity or enforceability of any Finance Document which is adverse to the interests of any Finance Party under the Finance Documents.

1.1.83	Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

1.1.84	Notifiable Debt Purchase Transaction has the meaning given to that term in Clause 24.2.2 (Disenfranchisement).

1.1.85	New Lender has the meaning given to that term in Clause 23 (Changes to the Lender).

1.1.86	Non-Consenting Lender has the meaning given to that term in Clause 34.4 (Replacement of a Lender).

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1.1.87	Obligor means the Borrower and each Guarantor.

1.1.88	Obligors’ Agent means the Borrower, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

1.1.89	Original Financial Statements means, in relation to the Borrower, its audited consolidated financial statements for its financial year ended December, 2023.

1.1.90	Party means a party to this Agreement.

1.1.91	Perfection Requirements means the making of the appropriate registrations, filings or notifications of the Security Documents as specifically contemplated by any legal opinion.

1.1.92	Permitted Acquisition means any acquisition:

(a)	of shares in the Targets;

(b)	of assets for cash where the aggregate consideration paid does not exceed 10 per cent. of consolidated EBITDA of the Group in any financial year; or

(c)	made with the express prior written consent of the Facility Agent.

1.1.93	Permitted Disposal means any disposal:

(a)	arising in the ordinary course of business;

(b)	of shares in any Subsidiary provided the net proceeds are applied (if required to be applied) in prepayment in accordance with this Agreement;

(c)	arising as a result of a Permitted Distribution;

(d)	arising as a result of any Permitted Security;

(e)	of assets for cash where the net consideration receivable (when aggregated with the net consideration receivable for any other disposal not allowed under the preceding paragraph) does not exceed USD2,500,000 or its equivalent in any financial year; or

(f)	made with the express prior written consent of the Facility Agent.

1.1.94	Permitted Distribution means:

(a)	the payment of a cash distribution by the Borrower, provided that it provides a Compliance Certificate satisfactory to the Lenders evidencing:

(i)	the Covenant Group has had a Consolidated Total Borrowings to Consolidated EBITDA ratio of less than 2.00 to 1 during the Measurement Period immediately prior to the proposed cash distribution; and

(ii)	the Covenant Group will maintain a Consolidated Total Borrowings to Consolidated EBITDA ratio of less than 2.00 to 1 for the next 12 Months following the proposed cash distribution;

(b)	the payment of a cash distribution by a member of the Covenant Group to another member of the Covenant Group;

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(c)	the payment of a cash distribution made with the express prior written consent of the Facility Agent.

1.1.95	Permitted Financial Indebtedness means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)	any Financial Indebtedness incurred under the Existing Finance Documents;

(c)	any Financial Indebtedness incurred under intracompany loans made between any Obligors from time to time;

(d)	any Financial Indebtedness incurred under finance or capital leases or instalment credit agreements in respect of vehicles, plant, equipment or computers;

(e)	any Financial Indebtedness arising under a Permitted Guarantee, a Permitted Loan or as permitted by Clause 21.26 (Treasury Transactions);

(f)	any Financial Indebtedness in respect of any loans advanced to the Borrower by any shareholder, on the condition that:

(i)	that shareholder advances the amount of such loan to the Borrower, which, further in turn, if destined for another member of the Group, disburses those funds to that member of the Group;

(ii)	for the purposes of this paragraph (f):

(A)	that shareholder may provide funding only to the Borrower;

(B)	save as set out in paragraph (A) above, that shareholder may not acquire any claim directly against another member of the Group; and

(iii)	all claims of that shareholder against the Borrower which arise as a result are:

(A)	subordinated to the claims of the Finance Parties under the Finance Documents on terms acceptable to the Facility Agent; and

(B)	subject to Transaction Security in form and substance satisfactory to the Facility Agent;

(g)	any Financial Indebtedness arising under any trade credit incurred in the ordinary course of its trading activities, on the creditor’s standard or usual terms and which has a credit term of not more than 90 days;

(h)	any Financial Indebtedness not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed USD2,500,000 (or its equivalent) in aggregate for the Obligors at any time; or

(i)	any other Financial Indebtedness incurred with the express prior written consent of the Facility Agent.

1.1.96	Permitted Guarantee means:

(a)	any guarantee arising under the Finance Documents;

(b)	any guarantee permitted under Clause 21.19 (Financial Indebtedness);

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(c)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to “Permitted Security”;

(d)	any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations;

(e)	any guarantee not permitted by the preceding paragraphs and in respect of Financial Indebtedness which does not exceed USD2,500,000 (or its equivalent) in aggregate for the Obligors at any time; or

(f)	any other guarantee provided with the express prior written consent of the Facility Agent.

1.1.97	Permitted Joint Venture means any investment in any Joint Venture with the prior written consent of the Facility Agent.

1.1.98	Permitted Loan means:

(a)	any intercompany loan set out in Schedule 11 (Intercompany Loans on the date of the Agreement);

(b)	any loan made by an Obligor to another Obligor;

(c)	any loan made by an Obligor to another member of the Group (which is not an Obligor) on the condition that no Default has occurred and is continuing nor will result from the advance of any such loan;

(d)	a loan made by an Obligor to an employee or director of any Obligor if the amount of that loan when aggregated with the amount of all loans to employees and directors by Obligors does not exceed USD500,000 (or its equivalent) at any time; and

(e)	any loan (other than as permitted by the preceding paragraphs) so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed USD2,500,000 (or its equivalent) at any time; or

(f)	any other loans or credit provided with the express prior written consent of the Facility Agent.

1.1.99	Permitted Security means:

(a)	any Security given or purported to be given as Transaction Security;

(b)	any Quasi-Security arising as a result of a Permitted Disposal;

(c)	any Security or Quasi Security given or purported to be given under the Existing Finance Documents;

(d)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any Obligor;

(e)	any netting or set-off arrangement entered into by any Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of the Obligors;

(f)	any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any Obligor other than any permitted in the preceding paragraphs) does not exceed USD2,500,000 (or its equivalent in other currencies); or

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(g)	any Security or Quasi-Security granted with the express prior written consent of the Facility Agent.

1.1.100	Permitted Share Issue means an issue of:

(a)	shares by an Obligor, paid for in full in cash upon issue, provided that (i) those shares by their terms (or by the terms of any security into which they may be convertible or for which they may be exchangeable) are not mandatorily redeemable or redeemable at the option of a holder; (ii) such issue does not lead to a Control Event;

(b)	shares other than as permitted above with the express prior written consent of the Facility Agent.

1.1.101	Powerfleet Canada means Powerfleet Canada Holdings Inc, a company incorporated in accordance with the laws of the province of Ontario, Canada, with business number 1000990713.

1.1.102	Quasi-Security has the meaning given to that term in Clause 21.13 (Negative pledge).

1.1.103	Quotation Day means, in relation to any period for which an interest rate is to be determined, two US Government Securities Business Days before the first day of that period (unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for dollars will be determined by the Facility Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

1.1.104	Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

1.1.105	Reference Rate means, in relation to the Loan:

(a)	the applicable Term SOFR as of 11.00 am London time on the Quotation Day and for a period equal in length to the Interest Period of the Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Term SOFR),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

1.1.106	Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

1.1.107	Related Lender means:

(a)	the Borrower or any other member of the Group;

(b)	any Shareholder and any other person which holds any shares, directly or indirectly, in the Borrower or any other member of the Group from time to time; or

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(c)	any Affiliate of a person identified in paragraphs (a) and (b) above, any Related Fund of a person identified in paragraphs (a) and (b) above, any trust of which any person identified in paragraphs (a) and (b) above is a trustee, any partnership of which any person identified in paragraphs (a) and (b) above or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, any person identified in paragraphs (a) and (b) above or any of its Affiliates.

1.1.108	Relevant Jurisdiction means, in relation to an Obligor:

(a)	the jurisdiction under whose laws that Obligor is incorporated or established;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

1.1.109	Relevant Market means the market for overnight cash borrowing collateralised by US Government securities.

1.1.110	Repeating Representations means each of the representations set out in Clause 18.1 (Status) to Clause 18.8 (No immunity) inclusive, Clause 18.13 (No default), Clause 18.14 (No misleading information), Clause 18.15 (Financial statements), Clause 18.17 (No breach of laws), Clause 18.19 (Anti-corruption law and Sanctions) , Clause 18.21 (Good title to assets) to Clause 18.24 (Intellectual Property Rights), Clause 18.26 (Pari Passu Ranking) and Clause 18.28 (Authorised Signatures).

1.1.111	Representative means any representative, delegate, agent, manager, administrator, nominee, attorney, trustee, custodian, receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

1.1.112	Resignation Letter means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

1.1.113	Sanctioned Entity means:

(a)	a person, country or territory which is listed on a Sanctions List or is subject to Sanctions;

(b)	a person which is ordinarily resident in a country or territory which is listed on a Sanctions List or is subject to or the target of comprehensive country Sanctions.

1.1.114	Sanctioned Transaction means the use of the proceeds of the Facility for the purpose of financing or providing any credit, directly or indirectly, to:

(a)	a Sanctioned Entity; or

(b)	any other person or entity, if an Obligor has actual knowledge that the person or entity proposes to use the proceeds of the financing or credit for the purpose of financing or providing any credit, directly or indirectly, to a Sanctioned Entity, in each case to the extent that to do so is prohibited by, or would cause any breach of, Sanctions.

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1.1.115	Sanctions means trade, economic or financial sanctions, laws, regulations, embargoes or restrictive measures imposed, administered or enforced from time to time by any Sanctions Authority.

1.1.116	Sanctions Authority means:

(a)	the United Nations;

(b)	the European Union;

(c)	the Council of Europe (founded under the Treaty of London, 1946);

(d)	the government of the United States of America;

(e)	the government of the United Kingdom,

and any of their governmental authorities and agencies, including, without limitation, the Office of Foreign Assets Control for the US Department of Treasury (OFAC), the US Department of Commerce, the US State Department or the US Department of the Treasury, His Majesty’s Treasury (HMT) and the French Ministry of Finance.

1.1.117	Sanctions List means:

(a)	the Specially Designated Nationals and Blocked Persons List maintained and published by OFAC;

(b)	the Consolidated List of Financial Sanctions Targets and the Investments Ban List maintained and published by HMT,

and any similar list maintained and published, or a public announcement of a Sanctions designation made, by any Sanctions Authority, in each case as amended, supplemented or substituted from time to time.

1.1.118	Secured Party means any Finance Party, any Receiver and any Delegate.

1.1.119	Security means a mortgage, mortgage bond, notarial bond, cession in security, pledge, hypothec, lien, charge, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

1.1.120	Security Document means:

(a)	the security agreement creating Security over the shares in and claims against Main Street 2000 Proprietary Limited;

(b)	the security agreement creating Security over the shares in and claims against I.D. Systems, Inc;

(c)	the security agreement creating Security over the shares in and claims against Movingdots GmbH;

(d)	the security agreement creating Security over the shares in and claims against Powerfleet Canada Holdings Inc.;

(e)	any other document evidencing or creating any security over any asset of any Obligor to secure any obligation of an Obligor to a Finance Party under the Finance Documents agreed to by the Borrower and the Facility Agent.

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1.1.121	Shareholder Contribution means the aggregate amount of:

(a)	the subscription price received by the Borrower in respect of shares subscribed for by a shareholder in the share capital of the Borrower, provided such share issue is a Permitted Share Issue permitted pursuant to paragraph (a) of the definition of “Permitted Share Issue”; or

(b)	the proceeds of loans advanced to the Borrower by a shareholder where any Financial Indebtedness arising as a result is Permitted Financial Indebtedness permitted under paragraph (f) of the definition of “Permitted Financial Indebtedness”.

1.1.122	SOFR means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

1.1.123	Subsidiary means any person (referred to as the first person) in respect of which another person (referred to as the second person):

(a)	holds a majority of the voting rights in that first person;

(b)	has the right to appoint or remove a majority of its board of directors or equivalent administration, management or supervisory body; or

(c)	controls alone or pursuant to an agreement with other shareholders or members, a majority of the voting rights in the first person or has the power to direct the operating and financial policies of the first person whether through ownership of voting capital by contract or otherwise;

or if the first person is a Subsidiary of a person that it is itself a Subsidiary of the second person. A Subsidiary shall include any person the shares or ownership interests in which are subject to Security and where the legal title to the shares or ownership interests so secured are registered in the name of the secured party or its nominee pursuant to such Security.

1.1.124	Target means:

(a)	Golden Eagle Canada Holdings Inc, a company incorporated in accordance with the laws of the province of Ontario, Canada, with business number 836546184; and

(b)	Golden Eagle Holdings Inc, a corporation incorporated in accordance with the laws of the state of Delaware, United States, with entity number 5591755.

1.1.125	Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.1.126	Term SOFR means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

1.1.127	Total Commitment means the aggregate of the Commitments.

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1.1.128	Trade Instruments means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any Obligor arising in the ordinary course of trading of that Obligor.

1.1.129	Transaction Document means a Finance Document or the Acquisition Agreement.

1.1.130	Transaction Security means the Security created or expressed to be created in favour of the Finance Parties pursuant to the Security Documents.

1.1.131	Transfer has the meaning given to it in Clause 23.1 (Assignments and transfers by the Lender).

1.1.132	Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

1.1.133	Transfer Date means, in relation to a Transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Facility Agent executes the Transfer Certificate.

1.1.134	Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

1.1.135	UK or United Kingdom means the United Kingdom of Great Britain and Northern Ireland.

1.1.136	Unpaid Sum means any sum due and payable but unpaid by the Borrower under the Finance Documents.

1.1.137	US means the United States of America.

1.1.138	US Government Securities Business Day means any day other than:

(a)	a Saturday or a Sunday; and

(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

1.1.139	Utilisation means the utilisation of the Facility by means of the Loan.

1.1.140	Utilisation Date means the date on which the Loan is to be made.

1.1.141	Utilisation Request means in respect of the Loan requested under the Facility, a notice substantially in the form set out in Schedule 3 (Form of Utilisation Request).

1.1.142	VAT means:

(a)	value added tax as provided for in the South African Value Added Tax Act, 1991, and any general service Tax or other Tax of a similar nature in a jurisdiction other than South Africa; or

(b)	any other tax of a similar nature, whether imposed in the UK, a member state of the European Union or South Africa in substitution for, or levied in addition to, such tax referred to in paragraph (a), or imposed in any other jurisdiction.

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1.2	Financial definitions

In this Agreement the following terms have the meanings set out below:

1.2.1	Consolidated EBITDA, in relation to any Measurement Period, means the aggregate of the consolidated operating income of the Covenant Group, before taxation (excluding the results from discontinued or sold operations), in each case, for that period (without double counting):

(a)	before deducting any Interest, commission, fees payable in respect of any Financial Indebtedness, discounts, prepayment fees, premiums or charges and any other finance payments and accrued as an obligation of any member of the Covenant Group, whether or not paid, payable, deferred or capitalised during that Measurement Period;

(b)	after adding any amount attributable to any depreciation or amortisation of assets and any charge for impairment and taking no account of the reversal of any previous impairment charge made in that Measurement Period;

(c)	after deducting the amount of any profit or adding back the amount of any loss of any member of the Covenant Group which is attributable to minority interests;

(d)	before taking into account any unrealised gains or losses on any derivative instrument (other than any financial instrument which is accounted for on a hedge accounting basis);

(e)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset;

(f)	before taking into account any gain or loss arising on the disposal of any property, plant or equipment;

(g)	before taking into account any Exceptional Items which have been expensed through the income statement for that Measurement Period up to an aggregate maximum amount of USD10,000,000 (or its equivalent in any other currency or currencies);

(h)	before taking into account any exceptional, once-off, non-recurring or extraordinary items relating to the restructuring of any member of the Covenant Group for the purposes of maximising returns;

(i)	whilst continuing to treat each operating lease as an operating lease for accounting purposes notwithstanding any change (or the implementation of any change) to IFRS on or after 1 January 2019;

(j)	after adding the amount of cash received by any member of the Covenant Group through distributions by any associate entity or investment (which is not a member of the Covenant Group) in which any member of the Covenant Group has an ownership interest;

(k)	after adding back any costs relating to share-based employment payments and foreign exchange gains and losses,

after adding back any one-off acquisition fees and expenses actually incurred.

1.2.2	Consolidated Total Borrowings in respect of the Covenant Group, at any time, means the aggregate at that time of the Financial Indebtedness of the members of the Covenant Group from sources external to the Covenant Group calculated at its nominal or principal amount or, if greater, the maximum amount payable on repayment or redemption of the relevant liabilities.

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1.2.3	Consolidated Total Finance Costs, in relation to any Measurement Period, means all Interest accrued in relation to Consolidated Total Borrowings during such period as an obligation of any member of the Covenant Group (whether or not paid or capitalised during or deferred for payment after such period), calculated on a consolidated basis, and taking into account any net payment or net receipt under any derivative transaction entered into by any member of the Covenant Group.

1.2.4	Consolidated Total Net Borrowings means, at any time, Consolidated Total Borrowings less the aggregate amount at that time of all Group Cash and Group Cash Equivalents held by members of the Covenant Group.

1.2.5	Covenant Group Net Leverage Ratio means, on any applicable Measurement Date, the ratio of Consolidated Total Net Borrowings on that Measurement Date to Consolidated EBITDA for the Measurement Period ending on that date.

1.2.6	Covenant Group Interest Cover Ratio means, on any applicable Measurement Date, the ratio of Consolidated EBITDA to Consolidated Total Finance Costs for the Measurement Period ending on that date.

1.2.7	Exceptional Items means any exceptional, once-off, non-recurring or extraordinary items, including, but not limited to, items of an unusual or non-recurring nature which represent gains or losses arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations, provisions, write-downs or impairment of non-current assets or any reversal of any provisions or write-down or impairment; or

(c)	disposals of assets associated with discontinued operations.

1.2.8	Finance Lease means any lease or hire purchase contract, a liability under which would, in accordance with IFRS in force be treated as a balance sheet liability, save for any Operating Lease.

1.2.9	Interest means:

(a)	interest and amounts in the nature of interest accrued;

(b)	prepayment penalties or premiums incurred in repaying or prepaying any Financial Indebtedness;

(c)	discount fees and acceptance fees payable or deducted in respect of any Financial Indebtedness, including fees payable in respect of letters of credit and guarantees;

(d)	any net payment (or, if appropriate in the context, receipt) under any interest rate hedging agreement or instrument, taking into account any premiums payable;

(e)	any dividends on shares if those shares constitute Financial Indebtedness for purposes of this Agreement; and

(f)	any other payments and deductions of similar effect (including the finance cost element of Finance Leases),

and includes commitment and non-utilisation fees (including those payable under the Finance Documents), but excludes facility agent’s and front-end, management, arrangement and participation fees with respect to any Financial Indebtedness (including those payable under the Finance Documents).

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1.2.10	Measurement Date means:

(a)	in relation to a Compliance Certificate referred to in Clause 19.2.1(a), the last day of March, June, September and December of each year, with the first Measurement Date being the 30 September, 2025;

(b)	in relation to a Compliance Certificate referred to in Clause 19.2.1(b) (Compliance Certificate), the date of the Utilisation Request delivered to the Facility Agent; and

(c)	in relation to a Compliance Certificate referred to in Clause 19.2.1(c) (Compliance Certificate), the date of the applicable notice delivered by the Facility Agent to the Borrower pursuant to that Clause.

1.2.11	Measurement Period means each period of 12 months ending on a Measurement Date.

1.2.12	Operating Lease means any lease contract (concluded either prior to or after 1 January, 2019) which would have been classified as an operating lease under IFRS16 prior to 1 January, 2019 and solely as a result of changes to IFRS with effect from 1 January, 2019 is now classified as a Finance Lease.

1.2.13	Specified Measurement Date means any Measurement Date contemplated in paragraph (a) of Clause 1.2.10.

1.3	Construction

1.3.1	In this Agreement, unless inconsistent with the context, any reference to:

(a)	the Arranger, the Facility Agent, the Security Agent, any Lender, any Secured Party, any Finance Party, any Party or any other person shall be construed so as to include its successors in title, permitted assigns and transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(b)	a document in agreed form is a document which is previously agreed in writing by or on behalf of the Borrower and the Facility Agent or, if not so agreed, is in the form specified by the Facility Agent;

(c)	an amendment includes an amendment, supplement, novation, re-enactment, replacement, restatement or variation and amend will be construed accordingly;

(d)	assets includes businesses, undertakings, securities, properties, revenues or rights of every description and whether present or future, actual or contingent;

(e)	authority includes any court or any governmental, intergovernmental or supranational body, agency, department or any regulatory, self-regulatory or other authority;

(f)	a Lender’s cost of funds in relation to its participation in the Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan for a period equal in length to the Interest Period of the Loan;

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(g)	the Facility Agent’s cost of funds is a reference to the average cost (determined either on an actual or a notional basis) which the Facility Agent would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount referred to in Clause 31.4.2 (Clawback);

(h)	a disposal means a sale, transfer, cession, assignment, donation, grant, lease, licence or other alienation or disposal, whether voluntary or involuntary and whether pursuant to a single transaction or a series of transactions, and dispose will be construed accordingly;

(i)	distribution means a transfer by a person of money or other assets of that person (other, in the case of a company, than its own shares) to, or to the order (or otherwise for the benefit) of, one or more of its shareholders, members or partners or another entity within the same group, including any principal or interest in respect of amounts due (whether in respect of a loan or otherwise); any dividend (including any interest on any unpaid amount of a dividend), charge, fee, royalty, consideration or other distribution (whether in cash or in kind); any repayment or distribution of any share premium account or other capital; and the payment of any management, advisory or other fee;

(j)	a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated, including an amendment providing for any increase in the amount of a facility or any additional facility or replacement facility;

(k)	a guarantee any guarantee, bond, letter of credit, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person, where, in each case, that obligation is assumed in order to maintain or assist the ability of that person to meet any of its indebtedness;

(l)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(m)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(n)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(o)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(p)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted from time to time, and includes any subordinate legislation. Where such a reference is to a provision of law other than the law of England and Wales, then that provision shall have the meaning given to it in the relevant jurisdiction;

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(q)	one gender includes a reference to the others; the singular includes the plural and vice versa; natural persons include juristic persons and vice versa; and

(r)	a time of day is a reference to Johannesburg time unless otherwise specified.

1.3.2	Section, Clause and Schedule headings are for ease of reference only, and do not in any way affect the interpretation of a Finance Document.

1.3.3	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.3.4	A Default (other than an Event of Default) is continuing if it has not been remedied within any applicable remedy period expressly provided for in a Finance Document or waived, and an Event of Default is continuing if it has not been waived.

1.3.5	If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of the relevant Finance Document.

1.3.6	The Schedules to a Finance Document form an integral part thereof and a reference to a Clause or a Schedule is a reference to a clause of, or a schedule to, this Agreement.

1.3.7	The rule of construction that, in the event of ambiguity, a contract shall be interpreted against the party responsible for the drafting thereof, shall not apply in the interpretation of the Finance Documents.

1.3.8	The use of the word including followed by specific examples will not be construed as limiting the meaning of the general wording preceding it, and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific examples.

1.3.9	The expiry or termination of any Finance Documents shall not affect those provisions of the Finance Documents that expressly provide that they will operate after any such expiry or termination or which of necessity must continue to have effect after such expiry or termination, notwithstanding that the clauses themselves do not expressly provide for this.

1.3.10	The Finance Documents shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators of the Parties as fully and effectually as if they had signed the Finance Documents in the first instance and reference to any Party shall be deemed to include such Party’s administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators, as the case may be.

1.3.11	Unless a contrary indication appears, where any number of days is to be calculated from a particular day, such number shall be calculated as excluding that particular day and including the last day of such period.

1.3.12	The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

Facility Agreement _Powerfleet_	25

1.3.13	Unless a contrary indication appears, all accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with the Accounting Principles.

1.3.14	Unless the contrary intention appears:

(a)	any obligations of the Borrower or an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Borrower is or may be or is capable of becoming outstanding under the Finance Documents; and

(b)	any obligations of the Borrower or an Obligor under the Finance Documents includes an obligation on that person not to contract or agree to do something or not to do something which would breach that first obligation, unless such contract or agreement is conditional on the approval of the Lenders or the Majority Lenders (as required under this Agreement).

1.3.15	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(a)	any replacement page of that information service which displays that rate; and

(b)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Borrower.

1.4	Currency symbols and definitions

$, USD and dollars denote the lawful currency of the United States of America.

R, ZAR and rand denote the lawful currency of South Africa.

1.5	Third party rights

1.5.1	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement.

1.5.2	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5.3	Any Receiver or Delegate or any person described in Clause 27.12.2 (Exclusion of liability) may, subject to this Clause 1.5 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

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SECTION 2

THE Facility

2.	The Facility

2.1	Facility

Subject to the terms of this Agreement, the Original Lender makes available to the Borrower a USD-denominated bullet loan facility in an amount equal to the Commitment.

2.2	Finance Parties’ rights and obligations

2.2.1	The obligations of each Finance Party under the Finance Documents are separate and independent. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights, and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.2.3. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by the Borrower which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

2.2.3	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Obligors’ Agent

2.3.1	Each Obligor (other than the Borrower) by its execution of this Agreement irrevocably appoints the Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a)	the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(b)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

2.3.2	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

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3.	Purpose

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility directly or indirectly towards the acquisition of the Targets and for no other purpose whatsoever.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial conditions precedent

The Utilisation Request may not be given (and the Lenders have no obligation to advance the Loan or provide any other form of credit or financial accommodation under the Finance Documents to any person) unless the Facility Agent has notified the Borrower that it has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Original Lender. The Facility Agent shall notify the Borrower as soon as reasonably practicable upon the Original Lender being so satisfied.

4.2	Further conditions precedent

Subject to the terms of this Agreement, a Lender will only be obliged to participate in the Loan in relation to the Utilisation, if on the date of the Utilisation Request and on the proposed Utilisation Date:

4.2.1	the Borrower has provided evidence that it has received gross proceeds in an aggregate amount of at least USD70,000,000 in connection with an equity raise by the Borrower.

4.2.2	the Borrower has confirmed to the Facility Agent that the Acquisition will be implemented on 1 October, 2024;

4.2.3	all the representations and warranties in Clause 18 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true in all material respects;

4.2.4	no Default is continuing or would result from the proposed Utilisation; and

4.2.5	no Economic Failure has occurred.

4.3	Waiver or deferral of conditions precedent

Each condition precedent referred to in this Clause 4 (Conditions of Utilisation) is for the benefit solely of the Finance Parties. The Facility Agent, acting on the instructions of all the Lenders, may by written notice to the Borrower to such effect, waive or defer delivery of any condition precedent, in whole or in part, and subject to such other conditions (if any) as it may determine.

4.4	Maximum number of Utilisations

The Borrower may not deliver the Utilisation Request under the Facility if as a result of the proposed Utilisation, more than one Loan would be outstanding under the Facility.

4.5	Closing Date

If the Closing Date has not occurred by 23h59 on 1 October, 2024 (or such later date as may be agreed by the Facility Agent, acting on the instructions of all the Lenders), the Total Commitments shall immediately, automatically and without a requirement for notice to be given to any person, be cancelled and reduced to zero.

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SECTION 3

UTILISATION

5.	Utilisation

5.1	Delivery of the Utilisation Request

5.1.1	The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than 10h00 on the date falling three Business Days prior to the proposed Utilisation Date (or such shorter period agreed by the Lenders).

5.1.2	The Utilisation Request, once delivered, is irrevocable and the Borrower may not deliver more than one Utilisation Request in respect of the Facility.

5.2	Completion of the Utilisation Request

5.2.1	The Utilisation Request will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date is a Business Day within the Availability Period; and

(b)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

5.2.2	Only one Loan may be requested in the Utilisation Request.

5.3	Currency and amount

5.3.1	The currency specified in the Utilisation Request must be dollars.

5.3.2	The amount of the proposed Loan must be a minimum of USD10,000,000 and integral multiples of USD5,000,000 or, if less, the Available Facility.

5.4	Lenders’ participation

5.4.1	If the conditions set out in this Agreement have been met, each Lender shall advance and lend to the Borrower, who shall borrow from that Lender, that Lender’s share in the Loan to be advanced under the Facility. A Lender must make its participation in the Loan available to the Facility Agent by the Utilisation Date applicable to the Loan for disbursement to the Borrower.

5.4.2	The amount of each Lender’s participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

5.4.3	The Facility Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan, in each case, by not later than 10h00 on the date falling one Business Day prior to the proposed Utilisation Date.

5.5	Cancellation of Commitment

The Commitment which, at that time, is unutilised, and in respect of which no Utilisation Request has been delivered, shall be immediately cancelled at 11:00 a.m. on the last day of the Availability Period.

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SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	Repayment

6.1	Subject to Clause 6.2, the Borrower shall repay the Loan advanced to it together with all Facility Outstandings, in full, on the Final Maturity Date.

6.2	No amount of the Loan advanced under the Facility repaid under this Clause 6 may be re-borrowed.

7.	Prepayment and Cancellation

7.1	Mandatory Prepayment - illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

7.1.1	that Lender shall notify the Facility Agent as soon as reasonably practicable upon becoming aware of that event;

7.1.2	upon the Facility Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and

7.1.3	the Borrower shall repay that Lender’s participation in the Loan (together with all other Facility Outstandings due to that Lender) on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participations repaid.

7.2	Mandatory prepayment - sanctions

7.2.1	If:

(a)	any member of the Covenant Group:

(i)	is or becomes a Sanctioned Entity;

(ii)	participates in any manner in any Sanctioned Transaction; or

(iii)	contravenes any Sanctions, or it is targeted under any Sanctions; or

(b)	any direct or indirect shareholder of the Borrower becomes a Sanctioned Entity,

the Borrower shall notify the Facility Agent promptly upon becoming aware of that event.

7.2.2	If any event contemplated by Clause 7.2.1 occurs, the following shall apply:

(a)	upon the Facility Agent receiving a notice from the Borrower under Clause 7.2.1 or a similar notice from any Finance Party, it shall notify the Lenders as soon as reasonably practicable;

(b)	a Lender shall not be obliged to fund the Utilisation; and

(c)	if a Lender so requires, the Facility Agent shall cancel the Commitment of that Lender and declare the participation of that Lender in the outstanding Loan, together with all other Facility Outstandings due to that Lender, due and payable, whereupon the Commitment of that Lender will be cancelled immediately and all such outstanding amounts will become due and payable on the last day of the Interest Period for the Loan occurring after the Facility Agent has so notified the Borrower or, if earlier, the date specified by the Facility Agent in that notice (being no earlier than the last day of any applicable grace period permitted by law or other legal obligation of any Finance Party).

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7.3	Mandatory prepayment - change of control or transfer of business

7.3.1	If, at any time:

(a)	without the written approval of the Facility Agent, the shares in the share capital of the Borrower are not admitted to trading on both the NASDAQ and JSE (or any other investment stock exchange reasonably acceptable to the Finance Parties);

(b)	without the written approval of the Facility Agent, the Borrower does not, or ceases to, hold legally and beneficially, and have the right to vote as it sees fit, directly or indirectly, 100 per cent. of the issued share capital of any Obligor, or otherwise ceases to Control any Obligor;

(c)	there is one or more sales (whether in a single transaction or a series of related transactions), over the term of this Agreement, of assets or any one or more members of the Covenant Group which, on a cumulative basis taking account of each such asset’s dollar contribution (direct or indirect) to Consolidated EBITDA of the Covenant Group, aggregate more than 33.33 per cent. of Consolidated EBITDA of the Covenant Group,

(each a Control Event) the Borrower shall promptly notify the Facility Agent upon becoming aware of that Control Event, and the following shall apply:

(d)	upon the Facility Agent receiving a notice from the Borrower under Clause 7.3.1 or a similar notice from any Finance Party, it shall notify the Lenders as soon as reasonably practicable;

(e)	a Lender shall not be obliged to fund the Utilisation; and

(f)	if a Lender so requires, the Facility Agent shall, by notice to the Borrower, immediately cancel the Commitment of that Lender and declare the participation of that Lender in the outstanding Loan, together with all other Facility Outstandings due to that Lender immediately due and payable, whereupon the Commitment of that Lender will be cancelled immediately and all such outstanding amounts will become immediately due and payable.

7.4	Voluntary prepayment

The Borrower may, if it gives the Facility Agent not less than 3 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum amount of USD5,000,000 and integral multiples of USD1,000,000).

7.5	Application of prepayments

Any amount to be applied in prepayment of Loan and other Facility Outstandings in accordance with this Agreement must be applied to the Loan and other Facility Outstandings under the Facility pro rata to each Lender’s participation in the Loan, except for a prepayment which is required to be made to a particular Lender or Lenders under this Clause 7 (Prepayment and Cancellation), any amount to be applied in the prepayment of Loan and other Facility Outstandings under this Clause 7 (Prepayment and Cancellation) must be applied to the Loan and other Facility Outstandings under the Facility pro rata to each Lender’s participation in the Loan.

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7.6	Restrictions

7.6.1	Any notice of cancellation, prepayment, authorisation or other election given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.6.2	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

7.6.3	The Borrower may not re-borrow any part of the Facility which is prepaid.

7.6.4	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

7.6.5	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

7.6.6	If the Facility Agent receives a notice under this Clause 7 it shall as soon as reasonably possible forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

7.6.7	If all or part of any Lender’s participation in the Loan is repaid or prepaid and is not available for redrawing, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.7	Refinancing Fees

7.7.1	If, at any time before the second anniversary of the Closing Date:

(a)	the Borrower makes a voluntary prepayment in respect of the Loan or other Facility Outstandings pursuant to Clause 7.4 from sources other than internally generated cash flows; or

(b)	the Loan and other Facility Outstandings are paid, repaid or prepaid as a result of a Refinancing Arrangement (as defined in 7.7.3),

the Borrower shall pay to the Lenders, together with the principal amount of the Loan and all Facility Outstandings required to be paid, repaid or prepaid as a result, a refinancing fee (a Refinancing Fee) equal to the amounts calculated in accordance with Clause 7.7.2.

7.7.2	The Refinancing Fee payable to the Lenders, in respect of any such payment made during a period referred to in Column 2 of the table below, shall be an amount determined in accordance with the provisions set opposite that period in Column 3 of the table below:

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	Date of Prepayment	Refinancing Fee
	[Column 2]	[Column 3]
1.	From the Closing Date to the first anniversary of the Closing Date	2 per cent. of the amount of the prepayment

3.	From the first anniversary of the Closing Date to the second anniversary of the Closing Date	1 per cent. of the amount of the prepayment

3.	From the second anniversary of the Closing Date	No Refinancing Fee

7.7.3	If the Borrower wishes to refinance the Loan and Facility Outstandings under the Finance Documents by way of Financial Indebtedness raised (directly or indirectly) from a bank or financial institution (and not in the local or international capital markets) (a Refinancing Arrangement) and a Lender participates in such Refinancing Arrangement as a lender or other provider of finance under a replacement facility:

(a)	for an amount equal to or exceeding the principal amount of its participation in Loan outstanding on the date preceding implementation of the Refinancing Arrangement (the Refinanced Loan Principal), no Refinancing Fee shall be payable to that Lender under this Clause 7.7; or

(b)	for an amount which is less than the Refinanced Loan Principal, the Refinancing Fee payable to it shall be calculated and paid on the amount by which the Refinanced Loan Principal exceeds the total funding commitment of that Lender under that replacement facility.

7.7.4	If a Lender is entitled to participate in such a Refinancing Arrangement, but does not so participate, no reduction will be made to the Refinancing Fee as a result.

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SECTION 5

COSTS OF UTILISATION

8.	Interest

8.1	Calculation of interest

Subject to the other provisions of this Clause, the rate of interest on the Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

8.1.1	Margin; and

8.1.2	Reference Rate.

8.2	Payment of interest

8.2.1	The Borrower shall pay accrued interest on the Loan on each Interest Payment Date.

8.2.2	Any interest which accrues during the first Interest Period may, at the election of the Borrower by notice given no less than 5 Business Days before the first Interest Payment Date, be capitalised and added to the Facility Outstandings on first Interest Payment Date.

8.3	Default interest

8.3.1	If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 8.3.2, is 2 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Facility Agent.

8.3.2	If any Unpaid Sum consists of all or part of the Loan and which became due on a day which was not the last day of an Interest Period relating to the Loan:

(a)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(b)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

8.4	Notifications

8.4.1	The Facility Agent shall as soon as reasonably possible notify the Lenders and the Borrower of the determination of a rate of interest relating to the Loan.

8.4.2	The Facility Agent shall as soon as reasonably possible notify the Borrower of each Funding Rate relating to the Loan.

8.4.3	This Clause 8.4 shall not require the Facility Agent to make any notification to any Party on a day which is not a Business Day.

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9.	Interest Periods

9.1	Duration

The Loan shall have successive Interest Periods:

9.1.1	commencing on (and including) the Utilisation Date of the Loan (in respect of the first Interest Period for the Loan) or thereafter on (and including) each Interest Payment Date; and

9.1.2	ending on (but excluding) the next Interest Payment Date.

9.2	No overrunning the Final Maturity Date

If an Interest Period would otherwise extend beyond the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date. This Clause does not apply to Interest Periods selected under Clause 8.3 (Default interest) in respect of Unpaid Sums which remain outstanding on the Final Maturity Date.

9.3	Other adjustments

The Facility Agent (acting on the instructions of all the Lenders) and the Borrower may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the splitting of the Loan.

9.4	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	Changes to the calculation of interest

10.1	Unavailability of Term SOFR

10.1.1	Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of the Loan, the applicable Reference Rate shall be the Interpolated Term SOFR rate for a period equal in length to the Interest Period of the Loan.

10.1.2	Shortened Interest Period: If no Term SOFR is available for the Interest Period of the Loan and it is not possible to calculate the Interpolated Term SOFR, the Interest Period of the Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Reference Rate for that shortened Interest Period shall be determined pursuant to the definition of Reference Rate.

10.1.3	Shortened Interest Period and Historic Term SOFR: If the Interest Period of the Loan is, after giving effect to Clause 10.1.2, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Term SOFR is available for the Interest Period of the Loan and it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR for the Loan.

10.1.4	Shortened Interest Period and Interpolated Historic Term SOFR: If Clause 10.1.3 applies but no Historic Term SOFR is available for the Interest Period of the Loan, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to the Interest Period of the Loan.

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10.1.5	3-Month Treasury Bill Rate: If Clause 10.1.4 applies but no Interpolated Historic Term SOFR is available for the Interest Period of the Loan, the applicable Reference Rate shall be the 3-Month Treasury Bill Rate.

10.2	Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 30.00 per cent. of the Loan) that its cost of funds relating to its participation in the Loan would be in excess of the Market Disruption Rate, then Clause 10.3 (Cost of funds) shall apply to the Loan for the relevant Interest Period.

10.3	Cost of funds

10.3.1	If this Clause 10.3 applies the rate of interest on each Lender’s share of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the applicable Margin; and

(b)	the rate notified to the Facility Agent by that Lender as soon as practicable and in any event within 5 Business Days of the first day of that Interest Period (or, if earlier, on the date falling 2 Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that expresses as a percentage rate per annum its cost of funds relating to its participation in the Loan.

10.3.2	If this Clause 10.3 applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

10.3.3	Any alternative basis agreed pursuant to Clause 10.3.2 shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.3.4	If this Clause 10.3 applies pursuant to Clause 10.2 (Market disruption) and:

(a)	a Lender’s Funding Rate is less than the Market Disruption Rate; or

(b)	a Lender does not notify a rate to the Facility Agent by the time specified in Clause 10.3.2,

that Lender’s cost of funds relating to its participation in the Loan for that Interest Period shall be deemed, for the purposes of Clause 10.3.1, to be Market Disruption Rate.

10.4	Notification to the Borrower

If this Clause 10.3 applies the Facility Agent shall, as soon as is reasonably practicable, notify the Borrower.

10.5	Unavailability of Funds

10.5.1	Clause 10.5.2 applies if: (i) in relation to any dollars at any time before the start of an Interest Period, the Facility Agent receives notification from a Lender or Lenders whose commitments in aggregate exceed 50 per cent. of the Total Commitments that deposits are not available to them in the Relevant Market in the ordinary course of their business in sufficient amounts to fund their participations in the Utilisation in dollars or (ii) a Lender does not provide its participation in the Loan to the Facility Agent by the relevant Utilisation Date.

Facility Agreement _Powerfleet_	36

10.5.2	The Facility Agent will notify the Borrower and the Lenders as soon as reasonably practicable and the Loan may not be drawn by the Borrower (and, for any requested Loan in relation to which the Facility Agent has not received all participations in full from all Lenders by the relevant Utilisation Date, the Facility Agent shall promptly return to each Lender its participation in any such Loan received by that Lender) until notice to the contrary is given by the Facility Agent to the Borrower.

10.6	Break Costs

10.6.1	The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day prior to the last day of an Interest Period for the Loan or Unpaid Sum.

10.6.2	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period respect of in which they become, or may become, payable.

10.7	Break Gains

10.7.1	On the condition that no Default is then continuing, a Lender shall, within 10 Business Days of demand by the Borrower, pay to the Borrower the amount of any Break Gain attributable to all or any part of the participation of that Lender in the Loan being repaid or prepaid on a day other than an Interest Payment Date.

10.7.2	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Gains for any Interest Period in respect of which they become, or may become, payable.

11.	Fees

11.1	Non-Refundable Structuring fee

The Borrower shall pay to the Arranger a non-refundable structuring fee in the amount and at the times agreed in a Fee Letter.

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.	Tax Gross-up and Indemnities

12.1	Definitions

12.1.1	In this Agreement:

(a)	IRS means the US Internal Revenue Service.

(b)	Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

(c)	US Qualifying Finance Party means, in respect of a payment by or in respect of a US Tax Obligor, a Finance Party which (a) (i) is entitled to a complete exemption from withholding of US federal income tax on all payments payable to it under this Agreement and (ii) has supplied to the relevant US Tax Obligor a properly completed and executed applicable Withholding Form evidencing such exemption or (b) a US Treaty Finance Party.

(d)	US Tax Deduction means a Tax Deduction required under U.S. federal income tax law.

(e)	US Tax Obligor means (a) the Borrower; or (b) an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.

(f)	US Treaty Finance Party means a Finance Party which:

(i)	is treated as a resident of a US Treaty State for the purposes of the relevant US Treaty;

(ii)	does not carry on a business in the United States through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii)	fulfils any other conditions which must be fulfilled for residents of the relevant US Treaty State to obtain full exemption under the relevant US Treaty from Tax imposed by the United States on interest, including the delivery to the relevant US Tax Obligor a properly completed and executed applicable Withholding Form claiming such exemption and the completion of any other necessary procedural formalities.

(g)	US Treaty State means a jurisdiction having a double taxation agreement (a US Treaty) with the United States which makes provision for full exemption from tax imposed by the United States on interest.

(h)	Withholding Form means whichever of the following is applicable (including in each case any successor form):

(i)	IRS Form W-8BEN or W-8BEN-E;

(ii)	IRS Form W-8IMY (with appropriate attachments);

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(iii)	IRS Form W-8ECI;

(iv)	IRS Form W-8EXP;

(v)	IRS Form W-9, certifying a complete exemption from backup withholding taxes imposed under Code Section 3406;

(vi)	in the case of a Lender relying on the so-called “portfolio interest exemption”, IRS Form W-8BEN or W-8BEN-E and a certificate to the effect that such Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the relevant Obligor within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; or

(vii)	any other IRS form by which a person may claim complete exemption from, or reduction in the rate of, withholding (including backup withholding) of US federal income tax on interest and other payments to that person, which, in each case, may be provided under cover of, if required to establish such an exemption, an IRS Form W-8IMY and the certificate described in paragraph (vi) above in respect of its beneficial owners, if applicable.

(i)	Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

(j)	Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

(k)	Tax Payment means either the increase in a payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

12.1.2	Unless a contrary indication appears, in this Clause 12 a reference to determines or determined (or any similar expression) means a determination made by the person making such determination in good faith.

12.2	Tax gross-up

12.2.1	The Borrower shall make all payments to be made by it free and clear of and without any Tax Deduction, unless a Tax Deduction is required by law.

12.2.2	The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent, as soon as reasonably practicable, on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower.

12.2.3	Subject to Clauses 12.2.4 and 12.2.5, if a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.2.4	A payment shall not be increased under Clause 12.2.3 by reason of a US Tax Deduction on account of a Tax imposed by the United States, if on the date on which the payment falls due:

(b)	the payment could have been made to the relevant Finance Party without such a US Tax Deduction if the Finance Party (or beneficial owner) had been a US Qualifying Finance Party with respect to that payment, but on that date the Finance Party (or beneficial owner) is not or has ceased to be a US Qualifying Finance Party with respect to that payment other than as a result of a change after the date such Finance Party first became a Finance Party under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement; or

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(c)	the Borrower is able to demonstrate that the payment could have been made without the US Tax Deduction or with the application of a reduced rate had the Finance Party complied with the obligations under Clause 12.2.8.

12.2.5	A payment shall not be increased under Clause 12.2.3 by reason of a Tax Deduction that is not a US Tax Deduction if such Finance Party is not, at the date of this Agreement, a Finance Party which is entitled to receive payments from the Borrower under the Finance Documents free and clear of and without any Tax Deduction.

12.2.6	If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.2.7	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.2.8	Notwithstanding anything to the contrary:

(a)	each Finance Party shall provide the Borrower with documents reasonably requested by the Borrower in completing any procedural formalities necessary (at any time) for the Borrower to obtain and maintain authorisation (at all times) to make a payment either without a Tax Deduction or, where a payment cannot be made without a Tax Deduction, with a reduced Tax Deduction;

(b)	with respect to payments made by or in respect of a US Tax Obligor, each Lender shall supply to the relevant US Tax Obligor a properly completed and executed applicable Withholding Form and will supply additional Withholding Forms upon a reasonable time following a written request by that US Tax Obligor. A Lender shall promptly notify the US Tax Obligor if any Withholding Form previously provided by such Lender has become invalid or incorrect, and shall provide a replacement Withholding Form to the US Tax Obligor.

12.2.9	If the Borrower is required to make a Tax Deduction as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made, in each case after the date of this Agreement, the relevant Lender and the Borrower shall co-operate in completing any procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction.

12.3	Tax indemnity

12.3.1	The Borrower shall (within five Business Days of demand by the Facility Agent) indemnify each Protected Party against and shall pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

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12.3.2	Clause 12.3.1 shall not apply:

(a)	with respect to any Tax assessed on a Finance Party under the law of the jurisdiction (or any political subdivision thereof) in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes, or under the law of the jurisdiction in which that Finance Party is resident for tax purposes, or in which that Finance Party’s Facility Office is located, in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party, or if that Tax is considered a franchise Tax (imposed in lieu of net income Tax) or a branch profits or similar Tax; or

(b)	to the extent a loss, liability or cost:

(i)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up);

(ii)	would have been compensated for by an increased payment with Clause 12.2 (Tax gross-up) but was not or will not be so compensated solely because of one of the exclusions in Clause 12.2 (Tax gross-up) applies or will apply;

(iii)	relates to a FATCA Deduction required to be made by a Party; or

(iv)	is compensated for by Clause 12.5 (Stamp taxes) or Clause 12.6 (Value added tax) (or would have been so compensated for under such Clause but was not so compensated solely because any of the exceptions set out therein applied).

12.3.3	A Protected Party making, or intending to make a claim under Clause 12.3.1 shall notify the Facility Agent as soon as reasonably practicable of the event which will give, or has given, rise to the claim following which the Facility Agent shall notify the Borrower of such claim.

12.3.4	A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Facility Agent.

12.4	Tax Credit

Subject to Clause 28 (Conduct of Business by the Secured Parties), if the Borrower makes a Tax Payment and the relevant Finance Party determines that:

12.4.1	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

12.4.2	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Borrower, as soon as reasonably practicable, which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5	Stamp taxes

The Borrower shall (within three Business Days of demand) indemnify each Secured Party against, and shall pay to the relevant Secured Party, any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

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12.6	Value added tax

12.6.1	All amounts set out or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any amounts in respect of VAT which is chargeable on such supply or supplies, and accordingly, subject to Clause 12.6.2, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to that Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall provide an appropriate VAT invoice to that Party as soon as reasonably practicable).

12.6.2	If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(a)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 12.6.2(a) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant Tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(b)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to a credit or repayment from the relevant tax authority in respect of that VAT.

12.6.3	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority.

12.6.4	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.7	FATCA Information

12.7.1	Subject to Clause 12.7.3, each Party shall, within ten Business Days of a reasonable request by another Party:

(a)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party;

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(b)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(c)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

12.7.2	If a Party confirms to another Party pursuant to Clause 12.7.1(a) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

12.7.3	Clause 12.7.1 shall not oblige any Finance Party to do anything, and Clause 12.7.1(c) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

(c)	any duty of confidentiality.

12.7.4	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.7.1(a) or (b) (including, for the avoidance of doubt, where Clause 12.7.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

12.8.1	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

12.8.2	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

12.9	Lender Status Confirmation

12.9.1	The Original Lender shall indicate to the Borrower, no later than fifteen Business Days before the first Interest Payment Date, in which of the following categories it falls in respect of a US Tax Obligor:

(a)	not a US Qualifying Finance Party; or

(b)	a US Qualifying Finance Party.

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12.9.2	Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, the Assignment Agreement, or such other document which it executes on becoming a Party, which of the following categories it falls in respect of a US Tax Obligor:

(a)	not a US Qualifying Finance Party; or

(b)	a US Qualifying Finance Party.

12.9.3	If a Lender fails to indicate its status in respect of a US Tax Obligor in accordance with Clauses 12.9.1 or 12.9.2 (as applicable) then such Lender shall be treated for the purposes of this Agreement (including by the relevant Obligor) as if it is not a US Qualifying Finance Party until such time as it notifies the Borrower which category applies. For the avoidance of doubt, a Transfer Certificate, Assignment Agreement, or other such document shall not invalidated by any failure of a Finance Party to comply with this Clause 12.9.

13.	Increased Costs

13.1	Increased costs

13.1.1	Subject to Clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(b)	compliance with any law or regulation made after the date of this Agreement; or

(c)	the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III,

including, without limitation, any such law or regulation (including a Basel III directive) concerning capital adequacy requirements, liquid asset holding requirements, special deposit requirements, prudential limits, reserve assets or Tax.

13.1.2	In this Agreement:

(a)	Increased Costs means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document;

(b)	Basel III means:

(i)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

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(ii)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance, standards or directives published by the Basel Committee on Banking Supervision relating to “Basel III”.

13.2	Increased cost claims

13.2.1	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent, as soon as reasonably practicable after becoming aware of the claim, of the event giving rise to the claim, following which the Facility Agent shall notify the Borrower as soon as reasonably practicable.

13.2.2	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

13.3.1	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for by Clause 12.2 (Tax gross-up) or would have been compensated for by an increased payment under Clause 12.2 but was not or will not be so compensated solely because one of the exclusions in Clause 12.2 applies or will apply;

(d)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under that Clause but was not so compensated solely because any of the exclusions in Clause 12.3.2 applied); or

(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

13.3.2	In this Clause 13.3, a reference to a Tax Deduction has the same meaning given to that term in Clause 12.1 (Definitions).

14.	Other Indemnities

14.1	Currency indemnity

14.1.1	If any sum due from the Borrower under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)	making or filing a claim or proof against the Borrower; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against, and shall pay to each such Secured Party, any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

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14.1.2	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

14.2.1	The Borrower shall within three Business Days of demand, indemnify each Secured Party against, and shall pay to each Secured Party, any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Default;

(b)	any information produced or approved by the Borrower or any member of the Group under or in connection with the Finance Documents being misleading or deceptive in any respect;

(c)	a failure by the Borrower or other Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing Among the Finance Parties);

(d)	funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of gross negligence or wilful default by that Secured Party alone); or

(e)	the Loan (or part of the Loan) not being prepaid in accordance with the terms of this Agreement.

14.3	Indemnity to the Lenders

The Borrower shall within three Business Days of demand indemnify each Lender against and shall pay to that Lender any cost, loss or liability incurred by that Finance Party (acting reasonably) as a result of:

14.3.1	investigating or taking any other action in connection with any event which it reasonably believes is a Default;

14.3.2	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

14.3.3	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

14.4	Indemnity in relation to Transaction Security

14.4.1	The Borrower shall, within three Business Days of demand, indemnify each Finance Party and every Representative appointed by any Finance Party against and shall pay to each Finance Party and each such Representative any cost, loss or liability incurred by any Finance Party or such Representative as a result of:

(a)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(c)	the taking, holding, protection or enforcement of the Transaction Security;

(d)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in any Finance Party and any Representative by the Finance Documents or by law;

(e)	any default by it in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(f)	acting as Facility Agent or Representative under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the gross negligence or wilful misconduct of the Facility Agent or Representative alone).

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14.4.2	The Borrower shall promptly indemnify the Finance Parties, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability (other than consequential damages or opportunity costs) incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Acquisition, the funding of any part of the Acquisition or the Acquisition Agreement (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the use of proceeds under the Facility, the Acquisition, the funding of any part of the Acquisition or the Acquisition Agreement), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 14.4.2 subject to Clause 1.5 (Third party rights) and the Third Parties Act.

14.5	Indemnity to the Facility Agent

The Borrower shall within three Business Days of demand indemnify the Facility Agent against and shall pay to the Facility Agent:

14.5.1	any cost, loss or liability incurred by the Facility Agent as a result of:

(a)	investigating or taking any other action in connection with any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

14.5.2	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31.10 (Disruption to payment systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (other than in circumstances where the Facility Agent is indemnified pursuant to Clause 14.5.1 above).

14.6	Indemnity to the Security Agent

14.6.1	The Borrower shall, within three Business Days of demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(a)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and expenses);

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(c)	the taking, holding, protection or enforcement of the Transaction Security;

(d)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(e)	any default by it in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(f)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the gross negligence or wilful misconduct of the Security Agent, Receiver or Delegate alone).

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14.6.2	The Borrower expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 14.6 will not be prejudiced by any release under Clause 27.25 (Releases) or otherwise in accordance with the terms of this Agreement.

14.6.3	The Security Agent and every Representative may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

14.7	Environmental indemnity

Each Obligor shall, within 3 Business Days of demand, indemnify each Finance Party, each Affiliate of a Finance Party and their directors, officers, employees, agents and delegates (together the Indemnified Parties) against any loss or liability suffered or incurred by that Indemnified Party (except to the extent caused by such Indemnified Party’s own gross negligence or wilful default) which:

14.7.1	arises by virtue of any actual or alleged breach of any Environmental Law (by the Borrower or any member of the Group); or

14.7.2	arises in connection with an Environmental Claim; and

14.7.3	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Environmental Claim and any other enquiry, investigation, subpoena (or similar order) or litigation in respect of any breach of any Environmental Law that has or is reasonably likely to give rise to a liability for any Finance Party, which relates to the Group, any assets of the Group or the operation of all or part of the business of the Group (or, in each case, any member of the Group) and which would not have arisen if the Finance Documents or any of them had not been executed by that Finance Party. Any Finance Party, Affiliate or any director, officer, employee, agent or delegate of a Finance Party or its Affiliate may rely on this Clause 14.7 may rely on this Clause 14.7.3 subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

15.	Mitigation by the Lenders

15.1	Mitigation

15.1.1	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Mandatory Prepayment - illegality), Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs).

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15.1.2	Clause 15.1.1 does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2	Limitation of liability

15.2.1	The Borrower shall promptly indemnify each Finance Party against all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

15.2.2	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably):

(a)	any law or regulation would not allow or permit it; or

(b)	to do so might be prejudicial to it.

16.	Costs and Expenses

16.1	Transaction expenses

The Borrower shall within three Business Days of demand pay the Facility Agent, and any other Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Representative appointed by it) in connection with the negotiation, preparation, printing, execution and syndication of:

16.1.1	this Agreement, the other Finance Documents and any other documents referred to in this Agreement (including all costs of registering or perfecting Transaction Security); and

16.1.2	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

16.2.1	If:

(a)	the Borrower requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 31.9 (Change of currency),

the Borrower shall, within three Business Days of demand reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party (and, in the case of the Security Agent, by any Representative appointed by it) in responding to, evaluating, negotiating or complying with that request or requirement.

16.2.2	If there is any change in law or any regulation which requires an amendment, waiver or consent under the Finance Documents, the Borrower shall, within three Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party in connection with evaluating, negotiating or complying with any such requirement.

16.3	Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees whether incurred before or after judgment) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

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SECTION 7

GUARANTEE

17.	Guarantee and Indemnity

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

17.1.1	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

17.1.2	undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

17.1.3	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause 17, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

17.4.1	any time, waiver or consent granted to, or composition with, any Obligor or other person;

17.4.2	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

17.4.3	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

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17.4.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

17.4.5	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

17.4.6	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

17.4.7	any insolvency or similar proceedings.

17.5	Guarantor intent

Without prejudice to the generality of Clause 17.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

17.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

17.7.1	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

17.7.2	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 17.

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17.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise direct, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

17.8.1	to be indemnified by an Obligor;

17.8.2	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

17.8.3	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

17.8.4	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

17.8.5	to exercise any right of set-off against any Obligor; and/or

17.8.6	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 31 (Payment Mechanics).

17.9	Release of Guarantors’ right of contribution

If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

17.9.1	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

17.9.2	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

17.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

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17.11	US Guarantee Limitations

Notwithstanding any term or provision of this Clause 17 or any other term in this Agreement or any other Finance Document, if at any time after the date of a Security Document, the relevant security provider or Guarantor under the Security Document notifies the Facility Agent that the guarantee or a pledge of or security interest in the equity interests or other assets which are the subject of Transaction Security under a Security Document has a material adverse US tax implication on any member of the Group (including its ability to conduct its operations and business as otherwise not prohibited by the Finance Documents) under Section 956 of the Code as a result of any member of the Group entering into any transaction which is not prohibited under the terms of the Finance Document or as a result of any change in or re-enactment of (or in the interpretation, administration, implementation or application of) any law or regulation existing as at or after the date of this Agreement or the introduction of any new law or regulation occurring after the date of this Agreement, the Facility Agent irrevocably and unconditionally agrees to enter into good faith discussions (acting reasonably) with the Obligors (or the Borrower on their behalf) with a view to agreeing to discharge any guarantees or release any Transaction Security under any Finance Documents and to enter into such documentation as is required by that security provider or the relevant Guarantor in order to effect such release or discharge to the extent necessary to eliminate such material adverse US tax implication in its entirety.

17.12	Guarantee Limitations – South Africa

This guarantee does not apply to any liability to the extent it would result in a breach of the approvals obtained from the Financial Surveillance Department of the South African Reserve Bank obtained for this guarantee as it relates to Guarantors that are subject to exchange control regulation in South Africa provided those approvals have been disclosed to and approved by the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent) or otherwise pursuant to this Agreement.

17.13	Guarantee Limitations – Germany

17.13.1	Scope of application

(a)	To the extent that the guarantee and indemnity created under this Clause 17 (the Guarantee) is granted by a Guarantor incorporated in Germany as a limited liability company (GmbH) (a German Guarantor) and relates to obligations of a direct or indirect shareholder of the German Guarantor or Subsidiaries of such shareholders (except where such entity is, at the same time, a Subsidiary of the German Guarantor), the Guarantee of the German Guarantor shall be subject to certain limitations as set out in the following paragraphs of this Clause 17.13.

(b)	If and to the extent that the German Guarantor guarantees amounts, which are owed under the Finance Documents by any of its (direct or indirect) Subsidiaries (other than under this Clause 17 (Guarantee and Indemnity) and subject to paragraph (c)(ii) below) an enforcement of this Guarantee shall not be limited.

(c)	The limitations under this Clause 17.13 do not apply

(i)	if the German Guarantor is insolvent at the time of the enforcement of the Guarantee and insolvency proceedings have been opened against the assets of the German Guarantor and, if, as a consequence thereof, there is no longer any liability risk of the acting managing director of the German Guarantor;

(ii)	to any amounts which correspond to funds that have been borrowed under this Agreement and have been on-lent to, or otherwise been passed on to, the relevant German Guarantor or any of its Subsidiaries to the extent that any such on-lent or passed-on amount is still out-standing at the date demand under the Guarantee is made or bank guarantees or letters of credit that are issued for the benefit of any of the creditors of the German Guarantor or the German Guarantor’s Subsidiaries or any other benefit granted under this Agreement;

(iii)	if the relevant German Guarantor does not provide the Management Determination (as defined in Clause 17.13.5) or Auditor’s Determination (as defined in Clause 17.13.5(a)) or does not comply with its obligations pursuant to Clause 17.13.6 Unrealised gains (Stille Reserven);

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(iv)	if and to the extent the German Guarantor holds a fully recoverable loss compensation claim (vollwärtiger Gegenleistungs- oder Rückgewähr-anspruch) against its (direct or indirect) shareholder taking into account Clause 17.8 (Deferral of Guarantors’ rights);

(v)	if and as long as the German Guarantor is subject to a domination and/or profit and loss transfer agreement (either directly or through a chain of such agreements) pursuant to Section 291 AktG on the date of the enforcement of the Guarantee as dominated company with (x) an Obligor as dominating company or (y) a direct or indirect Holding Company of an Obligor, unless the relevant German Guarantor provides a final judgment (rechtskräftiges Urteil) of a Higher Regional Court (Oberlandesgericht) or a judgment of the Federal Court of Justice (Bundesgerichtshof) setting out that (A) the mere existence of a profit transfer and/or domination agreement is no reason not to apply section 30 of the German Act on Companies with Limited Liabilities (Gesetz betreffend die Gesellschaften mit beschränkter Haftung – GmbHG) and (B) the unlimited enforcement of cross or upstream guarantees/security without a fully recoverable loss compensation claim against the shareholders would result in a violation of section 30 paragraph 1 GmbHG (it being understood that such judgement may also be obtained in a dispute over this Guarantee); or

(vi)	the limitations are not required to avoid a personal liability of the managing director of a German Guarantor pursuant to section 43 paragraph 3 GmbHG in connection with sections 30, 31 GmbHG or section 43 GmbHG in relation to the enforcement of the Guarantee.

17.13.2	Negative Equity (Unterbilanz)

Each Finance Party agrees that the enforcement of the Guarantee given by a German Guarantor shall be limited if and to the extent the German Guarantor demonstrates that such enforcement would reduce the German Guarantor’s net assets (Nettorvermögen) (the Net Assets) to an amount less than its stated share capital (Stammkapital) or (if its Net Assets are already lower than its stated share capital) causing such amount to be further reduced, and thereby affects the German Guarantor’s assets which are required for the obligatory preservation of its stated share capital according to section 30 GmbHG (a Capital Impairment).

17.13.3	Net Assets

The value of the Net Assets shall be determined in accordance with the same accounting principles (Bilanzierungsgrundsätze) consistently applied by the German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss) according to section 42 GmbHG, sections 242, 264 HGB) in the previous years, save that

(a)	the amount of any increase of the stated share capital (Stammkapital) of the German Guarantor registered after the date such German Guarantor became a Party to this Agreement shall not be taken into account unless such increase has been effected with the prior written consent of the Facility Agent;

(b)	loans provided to the German Guarantor by a member of the Group or a direct or indirect shareholder of the Borrower which are (or would be in case of an insolvency) subordinated pursuant to section 39 para. 1 no. 5 or section 39 para. 2 of the German Insolvency Act (Insolvenzordnung) shall be disregarded, in each case to the extent that the corresponding claims resulting from these loans can be waived by the creditor of the claim or the claims could be contributed to the capital reserves of the relevant German Guarantor without this (i) violating this Agreement or the other Finance Documents and (ii) entailing a personal liability of the managing director of the relevant creditor resulting from a violation of section 30 paragraph 1 GmbHG; and

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(c)	any loans or similar liabilities of the German Guarantor incurred in violation of any of the provisions of the Finance Documents shall not be taken into account as liabilities.

17.13.4	Management Determination

The relevant German Guarantor shall provide a written substantiated confirmation to the Facility Agent within 15 (fifteen) Business Days following the Facility Agent’s demand under the Guarantee to what extent the demanded payment would lead to the occurrence of a Capital Impairment (the Management Determination).

17.13.5	Auditor’s Determination

(a)	If the Facility Agent disagrees with the Management Determination, the Facility Agent shall be entitled to enforce the Guarantee up to the undisputed amount. In relation to the disputed amount the German Guarantor shall, in consultation with the Facility Agent, within 10 Business days following the refusal of the Management Determination by the Facility Agent, instruct (at its own cost and expense) its auditors or a firm of auditors of international standing and reputation as agreed with the Facility Agent (the Auditor) to determine within 30 Business Days

(i)	the amount of the Net Assets of the German Guarantor taking into account the adjustments mentioned in Clause 17.13.3 (Net Assets) above; and

(ii)	to what extent the demanded payment would lead to the occurrence of a Capital Impairment

(the Auditor’s Determination).

(b)	If the Facility Agent and the German Guarantor do not agree on an Auditor within ten business days following refusal of the Management Determination by the Facility Agent, the Facility Agent shall be entitled to instruct an Auditor in their own discretion and at the own cost and expenses of the German Guarantor.

(c)	The amounts determined in the Auditor’s Determination shall be (except for manifest error) binding for all Parties.

17.13.6	Unrealised gains (Stille Reserven)

If the German Guarantor explains that the payment under the Guarantee would lead to a Capital Impairment, the German Guarantor shall realise (i) at a value that is not significantly lower than the market value, any of its assets that are not necessary for its business (nicht betriebsnotwendig) and are shown in its balance sheet with a book value and (ii), in relation to operating assets (betriebsnotwendige Vermögensge-genstände) any unrealised gains e.g. by way a sale-and-lease back, to the extent necessary to fulfil its obligations under the Finance Documents.

17.13.7	Improvement of financial conditions

If, after the Facility Agent has been provided with an Auditors’ Determination which prevented them from demanding any or only partial payment under this Guarantee, the Facility Agent ascertains in good faith that the financial condition of the relevant German Guarantor as set out in the Auditors’ Determination substantially has improved (in particular, if the relevant German Guarantor has taken any action in accordance with the mitigation provisions set out in Clause 17.13.6), the Facility Agent may, at the relevant German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the relevant German Guarantor by applying the same principles that were used for the preparation of the Auditors’ Determination by the Auditors who prepared the Auditors’ Determination in order for such auditors to determine whether (and, if so, to what extent) the Capital Impairment has been cured as a result of the improvement of the financial condition of the relevant German Guarantor. The Facility Agent may consequently demand payment under this Guarantee to the extent that the auditors determine that the Capital Impairment has been cured.

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17.13.8	No waiver

No reduction of the amount enforceable pursuant to this Clause 17.13 will prejudice the right of the Finance Parties to continue to enforce the Guarantee (subject always to the operation of the limitations set out above at the time of such enforcement) until full satisfaction of the claims guaranteed and the Finance Parties may claim in court that the position of this Guarantee or its enforcement does not fall within the scope of Section 30 GmbHG. The agreement of the Finance Parties to abstain from demanding any or part of the payment under this Guarantee in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other Finance Document to any Finance Party.

17.14	Guarantee Requirements- Canada

17.14.1	Scope

This clause relates to any Person that accedes to this Agreement as a Guarantor that is incorporated under the laws of Ontario or the laws of Canada (each a Canadian Guarantor).

17.14.2	Annual Equivalence of Interest Rates

To the extent that interest is payable by a Canadian Guarantor under this Agreement, that rate must be expressed as an annual rate. If that rate is expressed as a rate for a period of less than a calendar year, the annual rate to which that rate is equivalent is the rate quoted multiplied by a fraction, the numerator of which is the number of days in the year for which the rate is being calculated divided by the number of days in the period applicable to the quoted rate. For purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest rate calculation under this Agreement, and the interest rates stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

17.14.3	Withholding Tax

In some circumstances payments under a guarantee may be subject to withholding tax in Canada. Prior to demanding payment from a Canadian Guarantor, each Lender agrees to enter into good faith discussions with the Obligors (or the Borrower on their behalf) with a view to agreeing how the payment from the Canadian Guarantor should be made.

17.14.4	Canadian Dollars

Judgements in Canada may only be issued in Canadian dollars.

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SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.	Representations

Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party. References in this Clause to “it” or “its” includes, unless the context otherwise requires, the Borrower. The Finance Parties enter into the Finance Documents to which they are party on the strength of and relying on the representations and warranties set out in this Clause 18, each of which is a separate representation and warranty, given without prejudice to any other representation or warranty and is deemed to be a material representation or warranty (as applicable) inducing the Finance Parties to enter into the Finance Documents.

18.1	Status

18.1.1	It and each member of the Covenant Group is a limited liability company (or equivalent entity), duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

18.1.2	It and each member of the Covenant Group has the power to own its assets and carry on its business as it is being conducted.

18.2	Binding obligations

Subject to the Legal Reservations and, in the case of the Security Documents, the Perfection Requirements:

18.2.1	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations;

18.2.2	without limiting the generality of Clause 18.2.1, each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

18.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is or will be a party and the granting of the Transaction Security to which it is or will be a party, do not and will not conflict with:

18.3.1	any law or regulation applicable to it;

18.3.2	its constitutional documents; or

18.3.3	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.4	Capacity, power and authority

18.4.1	It has the legal capacity and power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

18.4.2	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

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18.5	Validity and admissibility in evidence

18.5.1	Subject to, where applicable, the Perfection Requirements, all Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party and to ensure that the obligations expressed to be assumed by it in the Finance Documents to which it is a party are legal, valid, binding and enforceable; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in each of its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

18.5.2	All Authorisations necessary for the conduct of the business, trade and ordinary activities of it and each member of the Covenant Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

18.6	Governing law and enforcement

18.6.1	The choice of governing law of the Finance Documents to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

18.6.2	Subject to the Legal Reservations, its:

(a)	submission under this Agreement to the jurisdiction of the courts of England; and

(b)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its Relevant Jurisdictions.

18.6.3	Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the stated governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

18.7	No adverse consequences

18.7.1	It is not necessary under the laws of the any Obligor’s Relevant Jurisdiction that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in that jurisdiction:

(a)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(b)	by reason of any Finance Party having entered into any Finance Document or the performance by it of its obligations under any Finance Document.

18.7.2	As at the date of this Agreement, the Closing Date and the Utilisation Date, no Finance Party is or will be deemed to be resident, domiciled or carrying on business in the Relevant Jurisdiction of the Borrower by reason only of the entry into, performance and/or enforcement of any Finance Document.

18.8	No immunity

18.8.1	The entry into by it of each Finance Document to which it is a party constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute private and commercial acts performed for private and commercial purposes.

18.8.2	In any proceedings taken in its Relevant Jurisdiction, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in relation to this Agreement or any other Finance Document.

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18.9	Insolvency and Financial Distress

No:

18.9.1	corporate action, legal proceeding or other procedure or step described in Clause 22.7 (Insolvency proceedings); or

18.9.2	creditors’ process described in Clause 22.8 (Creditors’ process),

has been taken or, to its knowledge, threatened in relation to it and or any member of the Covenant Group and none of the circumstances described in Clause 22.6 (Insolvency) applies to it or any member of the Covenant Group.

18.10	No filing or stamp taxes

18.11	Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except for this purpose (x) any Transfer Certificate or Assignment Agreements and any related transfer or assignment), and (y) any filing, recording or enrolling or any stamp, registration, notarial or similar Tax or fee payable which will be made or paid by it promptly after the date of the relevant Finance Document.

18.12	Deduction of Tax

Subject to the completion of any procedural formalities necessary for such payment to be made without a Tax Deduction including, without limitation, the delivery of a Withholding Form establishing a complete exemption from any such deduction with respect to any US Tax Obligor), it is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Documents to a Lender.

18.13	No default

18.13.1	No Event of Default and, on the date of this Agreement, the Closing Date, no Default is continuing or is reasonably likely to result from the making of the Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

18.13.2	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any member of the Covenant Group or to which its, or any member of the Covenant Group’s, assets are subject which has or is reasonably likely to have a Material Adverse Effect.

18.14	No misleading information

18.14.1	All forecasts and projections contained in any information supplied by or on behalf of the Borrower or any other Obligor to the Facility Agent or any other Finance Party under or in connection with the Finance Documents were prepared on the basis of recent historical information and assumptions which were fair and reasonable at the date they were prepared and supplied and were not misleading in any respect.

18.14.2	All other information supplied by or on behalf of the Borrower or any other Obligor to the Facility Agent or any other Finance Party under or in connection with the Finance Documents is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

18.14.3	No information has been given or withheld by the Borrower or any other Obligor which, if disclosed, might result in the information or projections referred to above being untrue or misleading in any respect.

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18.15	Financial statements

18.15.1	Its and each member of the Covenant Group’s audited financial statements most recently delivered to the Facility Agent:

(a)	have been prepared in accordance with the Accounting Principles, consistently applied; and

(b)	fairly represent its financial condition (consolidated, if applicable) as at the end of, and its consolidated results of operations for, the period to which they relate.

18.15.2	There has been no material adverse change in the assets, business or financial condition of the Group (or the assets, business or consolidated financial condition of any member of the Covenant Group which material adverse change is material to the Finance Parties) since the date to which the Original Financial Statements were drawn up.

18.16	No proceedings pending or threatened

18.16.1	No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which are not unlikely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect have been started or (to the best of its knowledge and belief (having made due and careful enquiry)) threatened in writing against it or any member of the Covenant Group.

18.16.2	No judgment or order of a court, arbitral body or agency which is reasonably likely to have a Material Adverse Effect has been made against it or any member of the Covenant Group.

18.17	No breach of laws

18.17.1	It has not (and no member of the Covenant Group has) breached any law or regulation which is material to the conduct of its business.

18.17.2	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Covenant Group which have or might reasonably be expected to have a Material Adverse Effect.

18.18	Taxation

18.18.1	It and each member of the Covenant Group is not materially overdue in the filing of any Tax returns or in the payment of any Tax (taking into account any extensions granted by any applicable Tax authority for the filing of such returns) unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)	the amount under dispute is not in excess of USD1,000,000 (or its equivalent in another currency or currencies);

(c)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements; and

(d)	such payment can be lawfully withheld.

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18.18.2	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any member of the Covenant Group) with respect to Taxes such that a liability of, or claim against, it or any member of the Covenant Group is reasonably likely to have a Material Adverse Effect.

18.18.3	It is resident for Tax purposes only in the jurisdiction under whose laws it was incorporated as at the date of this Agreement.

18.19	Anti-corruption law and Sanctions

18.19.1	No member of the Group:

(a)	is using nor will use the proceeds of the Facility for the purpose of financing or making funds available directly or indirectly to any person or entity which is currently a Sanctioned Entity or as part of a Sanctioned Transaction, to the extent such financing or provision of funds would currently be prohibited by Sanctions or, to its knowledge, would otherwise cause any person to be in breach of Sanctions;

(b)	is contributing nor will contribute or otherwise make available the proceeds of the Facility to any other person or entity for the purpose of financing the activities of any person or entity which is currently listed on a Sanctions List, to the extent such contribution or provision of proceeds would currently be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions; or

(c)	to the best of its knowledge and belief:

(i)	has been nor is targeted under any Sanctions; or

(ii)	has violated or is violating any applicable Sanctions.

18.19.2	It and each member of the Covenant Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

18.20	Security and Financial Indebtedness

18.20.1	No Security or Quasi-Security exists over all or any of the present or future assets of an Obligor other than as permitted by this Agreement.

18.20.2	No Obligor has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

18.20.3	Subject to (where applicable) the filing and registration required by law with the appropriate statutory public register, on and with effect from the Closing Date or (if applicable) any later date on which it is expressed to become of force and effect, each Security Document to which it is a party creates the security interests which it purports to create, and the Transaction Security so established:

(a)	is valid and effective;

(b)	constitutes first ranking Security of the type described, over the assets referred to, in the relevant Security Document and those assets are not subject to any prior or pari passu Security in favour of any other person; and

(c)	is not subject to avoidance in the event of any winding-up, dissolution or administration involving any Obligor.

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18.21	Good title to assets

It and each member of the Covenant Group has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.22	Legal and beneficial ownership

It is the sole legal and beneficial owner of the assets over which it purports to grant the Transaction Security free from any claims, third party rights or competing interests other than Permitted Security.

18.23	Shares

18.23.1	The shares of any member of the Covenant Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

18.23.2	The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

18.23.3	Except as provided in any shareholders agreement, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Covenant Group (including any option or right of pre-emption or conversion).

18.24	Intellectual Property Rights

It and each member of the Covenant Group:

18.24.1	is the sole legal and beneficial owner of or has licensed to it all the Intellectual Property Rights which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

18.24.2	does not, in carrying on its business, infringe any Intellectual Property Rights of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

18.24.3	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property Rights owned by it.

18.25	Group Structure Chart

The Group Structure Chart delivered to the Facility Agent pursuant to Schedule 2 (Conditions precedent) is true, complete and accurate in all material respects and shows the following information:

18.25.1	each member of the Group, including current name and company registration number, its jurisdiction of incorporation and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is or is not a company with limited liability; and

18.25.2	all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued shares or share capital or equivalent ownership interest of such person.

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18.26	Pari Passu Ranking

Its payments obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its unsecured and unsubordinated creditors, except for obligations mandatorily preferred by Law.

18.27	Environmental laws

18.27.1	Each member of the Group is in compliance with Clause 21.11 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or might reasonably be expected to have (a) a Material Adverse Effect or (b) result in a financial liability for any Finance Party.

18.27.2	No Environmental Claim has commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or might reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect or which is reasonably likely to give rise to a financial liability for any Finance Party.

18.27.3	The cost to the Group of compliance with Environmental Laws (including Environmental Permits) is (to the best of its knowledge and belief, having made due and careful enquiry) adequately provided for.

18.28	Authorised Signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions Precedent) or Clause 19.6 (Information: miscellaneous) is authorised to sign Utilisation Requests, if applicable, and other notices under the Finance Documents on its behalf.

18.29	Repetition

18.29.1	All the representations and warranties set out in this Clause 18 are made by the Obligors on the date of this Agreement.

18.29.2	All the representations and warranties in this Clause 18 are deemed to be made by each Obligor on the Closing Date, on the date of the Utilisation Request and on the Utilisation Date.

18.29.3	The Repeating Representations are deemed to be made by each Obligor on the first day of each Interest Period.

18.29.4	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

19.	Information Undertakings

The Borrower is bound by the undertakings set out in this Clause 19 relating to it. The undertakings in this Clause 19 remain in force from the date of this Agreement until the Final Discharge Date.

19.1	Financial statements and reports

The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within 150 days after the last day of each of the below specified person’s financial years:

19.1.1	its audited consolidated financial statements for that financial year;

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19.1.2	the audited financial statements for each Obligor (other than the Borrower) for that financial year; and

as soon as the same become available, but in any event within 45 days after the last day of its financial quarter its consolidated management accounts (and to include cumulative consolidated management accounts for the financial year of the Group to date) for that financial quarter.

19.2	Compliance Certificate

19.2.1	The Borrower shall supply a Compliance Certificate to the Facility Agent:

(a)	with each set of financial statements and management accounts delivered pursuant to Clause 19.1 (Financial statements and reports) in relation to or which corresponds with a Specified Measurement Date;

(b)	with the Utilisation Request delivered to the Facility Agent; and

(c)	not more than once in any calendar year, within 10 Business Days of any other day on which the Facility Agent notifies the Borrower that it requires a Compliance Certificate to be delivered.

19.2.2	Each Compliance Certificate must:

(a)	be signed by two authorised signatories of the Borrower; and

(b)	set out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the applicable Measurement Date;

(c)	set out the Cash and Cash Equivalents of each member of the Covenant Group as at the applicable Measurement Date.

19.3	Requirements as to financial statements

19.3.1	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements and reports) includes a balance sheet, profit and loss account and cash flow statement and shall be audited by the Auditors.

19.3.2	Each set of financial statements delivered by the Borrower pursuant to Clause 19.1 (Financial statements and reports) shall be:

(a)	certified by a director of the relevant company as giving a true and fair view of (in the case of financial statements delivered pursuant to Clause 19.1 (Financial statements and reports) for any financial year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up;

(b)	comprises at least a balance sheet, profit and loss account and cashflow statement for the financial period then ended, and (in the case of management accounts) for the financial year to date and the period of 12 months ending on the last day of the half year financial period; and

(c)	prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in the Accounting Principles, those accounting practices or those reference periods.

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19.3.3	If the Borrower notifies the Facility Agent of any change in Accounting Principles, as contemplated by Clause 19.3.2(c), it shall procure that its Auditors (or, if appropriate, the auditors of the relevant member of the Covenant Group) deliver to the Facility Agent:

(a)	a description of any change necessary for those financial statements to reflect Accounting Principles, the accounting practices and the reference periods as applied in the preparation of the Original Financial Statements; and

(b)	sufficient information, in form and substance reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

19.3.4	Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4	Budget

The Borrower shall supply to the Facility Agent, as soon as the same become available but in any event within 60 days after the start of each financial year an annual budget for that financial year.

19.5	Financial year-end

Without the express prior written consent of the Facility Agent, the Borrower shall not change the date of its financial year end from 31 March.

19.6	Information: miscellaneous

The Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Lender so requests):

19.6.1	at the same time as they are dispatched, copies of all documents dispatched by an Obligor, to its creditors generally (or any class of them);

19.6.2	promptly upon becoming aware of them, the details of any litigation, arbitration, administrative proceedings, liquidation applications, winding up applications or business rescue applications which are current, or to its knowledge, threatened, or pending against it or any other member of the Covenant Group or its assets, which, if adversely determined, would or might reasonably be expected to have a Material Adverse Effect;

19.6.3	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Security Documents; and

19.6.4	promptly, such further information regarding the financial condition, assets, business and operations of the Borrower, the Group and/or any member of the Covenant Group as any Finance Party (through the Facility Agent) may reasonably request.

19.7	Notification of default

19.7.1	The Borrower shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

19.7.2	Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

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19.8	“Know your customer” checks

19.8.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement;

(c)	the on-going compliance with any know your customer or similar identification procedures; or

(d)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Facility Agent or any Lender (or, in the case of paragraph (d), any prospective new Lender) to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender or any Lender (for itself or, in the case of the event described in paragraph (d), on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (d), any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.8.2	Each Lender shall as soon as reasonably practicable following request by the Facility Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.	Financial Covenants

20.1	Undertakings in relation to financial condition

20.1.1	Covenant Group Net Leverage Ratio

The Borrower shall ensure that the Covenant Group Net Leverage Ratio is on each Measurement Date set out in column 1 of the table below is less than the ratio set out in column 2 of the table below opposite that period:

Ratio
[Column 1]	[Column 2]
31 March, 2025	4.25 : 1
30 June, 2025	3.75 : 1
For each Measurement Date from, and including, 31 September, 2025 to, but excluding, 31 March, 2026	3.00 : 1
For each Measurement Date from, and including, 31 March, 2026 to, but excluding, 31 March, 2027	2.75 : 1

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Ratio
[Column 1]	[Column 2]
For each Measurement Date from, and including, 31 March, 2027	2.50 : 1

20.1.2	Covenant Group Interest Cover Ratio

The Borrower shall ensure that the Covenant Group Interest Cover Ratio is at all times from the first Measurement Date during the applicable period set out in column 1 of the table below greater than the ratio set out in column 2 of the table below opposite that period:

Period	Ratio
[Column 1]	[Column 2]
From, and including, 30 September, 2025 to, but excluding, 30 September, 2026	3.00 : 1
From, and including, 30 September, 2026	3.50 : 1

20.2	Basis of calculations

20.2.1	All the terms defined in Clause 1.2 (Financial definitions) are to be determined on a consolidated basis and (except as may be expressly included or excluded in the relevant definition, or as stated below) in accordance with the Accounting Principles.

20.2.2	The financial undertakings in Clause 20.1 (Undertakings in relation to financial condition) shall apply on each day during the term of this Agreement.

20.2.3	Compliance (or otherwise) with the financial undertakings in Clauses 20.1 (Undertakings in relation to financial condition):

(a)	as at any Specified Measurement Date, shall be verified by reference to (A) the consolidated financial statements and management accounts delivered under Clause 19.1 (Financial statements and reports) as at that Specified Measurement Date and (B) each Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate) in relation to that Specified Measurement Date;

(b)	as at any other date:

(i)	in relation to determining the Consolidated EBITDA, it shall be verified by reference to the financial statements and management accounts most recently delivered under Clause 19.1 (Financial statements and reports) before that date; and

(ii)	in relation to all other determinations as at that date, shall be verified by reference to the Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate) in relation to that date and the calculations set out in that Compliance Certificate.

20.2.4	No item shall be deducted or credited more than once in any calculation.

20.2.5	In relation to any calculation under this Clause 20 in respect of any Measurement Period, any amount denominated in a currency other than dollars shall be taken into account using the relevant spot rate of exchange on the last day of such Measurement Period.

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20.3	Equity cure

20.3.1	In this Clause:

Cure Amount means the amount of cash proceeds received by the Borrower from a Shareholder Contribution to be applied in accordance with this Clause; and

Cure Period, in relation to a Measurement Period, means the period ending on the date which falls 45 days after the Measurement Date for that period.

20.3.2	If, as at a Measurement Date, the Borrower calculates that any requirement of Clauses 20.1.1 or 20.1.2 (Undertakings in relation to financial condition) (each a Relevant Financial Undertaking) is not met, the Borrower may treat (solely for the purpose of measuring compliance with the Relevant Financial Undertaking under this Clause, and not for any other purpose) a Cure Amount received and paid to the Lenders in accordance with Clause 20.4 (Cure Amounts - mandatory prepayment) within the applicable Cure Period, by way of a notional adjustment, as follows:

(a)	in relation to the Covenant Group Net Leverage Ratio, as a reduction of Consolidated Total Net Borrowings by an equivalent amount at the relevant Measurement Date; and

(b)	in relation to the Covenant Group Interest Cover Ratio, as giving rise to a reduction in Consolidated Total Finance Costs in the amount by which Consolidated Total Finance Costs would have been reduced if the Loan and had been repaid in an amount equal to the Cure Amount on the date which falls 12 months before the applicable Measurement Date.

20.3.3	Only so much of a Cure Amount as is required to ensure compliance with the Relevant Financial Undertakings may be taken into account by way of the notional adjustments referred to in Clause 20.3.2(a) and 20.3.2(b). For the purposes of Clause 20.3.2(b) above, Consolidated Total Finance Costs shall be recalculated, taking into account the relevant reduction resulting from the operation of Clause 20.3.2(b), for each financial half year of the Group which occurs during the 12 month-period ending on the applicable Measurement Date. In respect of the relevant subsequent Measurement Dates where the Measurement Period ending on that date includes a part of that 12 month-period (each such part of that Measurement Period, for the purposes hereof, an Overlapping Period), the Consolidated Total Finance Costs amount for the full Measurement Period shall include those amounts for each Overlapping Period taking into account any notional reduction allocable to that Overlapping Period under this Clause.

20.3.4	Following payment of a Cure Amount to the Lenders, the Borrower shall, by no later than the last day of the relevant Cure Period, deliver to the Lenders a Compliance Certificate which reflects the results of:

(a)	the calculations of all Relevant Financial Undertakings before the payment of the Cure Amount in accordance with Clause 20.4 (Cure Amounts - mandatory prepayment) and the application of Clauses 20.3.2 and 20.3.3; and

(b)	the recalculations of all Relevant Financial following the payment of the Cure Amount in accordance with Clause 20.4 (Cure Amounts - mandatory prepayment) and the application of Clauses 20.3.2 and 20.3.3.

20.3.5	If, following payment to the Lenders of a Cure Amount and a recalculation of the Relevant Financial Undertakings, as contemplated under Clause 20.3.4(b), the Relevant Financial Undertakings are met, the requirements of Clause 20.1 (Undertakings in relation to financial condition) will be deemed to have been satisfied, retrospectively on the relevant Measurement Date, and any Default which arose under Clause 20 (Financial Covenants) as a result of the original failure to comply shall be deemed to have been remedied.

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20.3.6	The rights of the Borrower under this Clause 20.3 are subject to the following restrictions:

(a)	a Cure Amount may not be raised and taken into account under this Clause for two consecutive Measurement Periods; and

(b)	no more than three Cure Amounts in total may be taken into account before the Final Discharge Date for the purposes of this Clause.

20.4	Cure Amounts - mandatory prepayment

The Borrower shall apply all the proceeds of any Cure Amount received by a member of the Group in or towards payment, repayment or prepayment of the Loan and other Facility Outstandings under the Facility, promptly upon receipt and, in any event, no later than the last day of the relevant Cure Period.

21.	General Undertakings

Each Obligor is bound by the undertakings set out in this Clause 21 relating to it. The undertakings in this Clause 21 remain in force from the date of this Agreement until the Final Discharge Date.

Authorisations and compliance with laws

21.1	Authorisations

Each Obligor shall (and shall ensure that each other member of the Covenant Group will) promptly:

21.1.1	obtain, comply with and do all that is necessary to maintain in full force and effect; and

21.1.2	supply certified copies to the Facility Agent of;

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(a)	enable it to perform its obligations under the Finance Documents;

(b)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(c)	carry on its business in the ordinary course and in all material respects as it is being conducted where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.2	Compliance with laws

Each Obligor shall (and shall ensure that each member of the Covenant Group will) comply in all respects with all laws, permits and licences which are material to the conduct of its business.

21.3	Anti-corruption law and Sanctions

21.3.1	Each Obligor shall not (and shall ensure that no other member of the Group will):

(a)	contravene any Sanctions;

(b)	at any time be a party to or participate in a Sanctioned Transaction in any manner; or

(c)	directly or indirectly use the proceeds of the Facility for any purpose which would breach the South African Prevention and Combatting of Corrupt Activities Act, 2004, the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

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21.3.2	Each Obligor shall (and shall ensure that each member of the Group will):

(a)	take all reasonable steps to ensure that appropriate controls and safeguards are in place, designed to prevent it or any other member of the Group from being or becoming involved in a Sanctioned Transaction; and

(b)	conduct its businesses in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

21.4	Taxation

21.4.1	Each Obligor shall (and shall ensure that each member of the Covenant Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)	the amount under dispute is not in excess of USD500,000 (or its equivalent in any other currency or currencies) in relation to any single disputed amount or not in excess of an aggregate of USD1,000,000 (or its equivalent in any other currency or currencies) in relation to multiple disputed amounts;

(c)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 19.1 (Financial statements and reports); and

(d)	such payment can be lawfully withheld.

21.4.2	The Borrower may not and no member of the Covenant Group may change its residence for Tax purposes without the prior written consent of the Facility Agent.

Restrictions on business focus

21.5	Merger

21.5.1	Except as permitted under this Clause 21.5, no Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than pursuant to:

(a)	any transaction or combination of transactions which is required to be implemented or expressly permitted by the terms of this Agreement; or

(b)	any amalgamation, demerger, merger, unbundling or corporate reconstruction permitted in writing by the Facility Agent.

21.5.2	Paragraph 21.5.1 does not apply to any amalgamation, demerger, merger, consolidation or corporate reconstruction between or among Obligors and/or one or more of their Subsidiaries.

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21.6	Change of business

Each Obligor shall procure that no substantial change is made to the general nature of the business of the Obligors or of any member of the Covenant Group taken as a whole from that carried on at the date of this Agreement.

21.7	Acquisitions

21.7.1	Except as permitted under this Clause 21.7, no Obligor shall:

(a)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(b)	incorporate a company or establish any person.

21.7.2	Clause 21.7.1 above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company or establishment of any person which is a Permitted Acquisition.

21.8	Joint ventures

21.8.1	No Obligor shall:

(a)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities, partnership interest or other interest in any Joint Venture;

(b)	transfer any assets to or lend to or guarantee or give an indemnity for or grant any security interest for the obligations of a Joint Venture or maintain the solvency of, or provide working capital to, any Joint Venture (or agree to do any of the foregoing); or

(c)	trade with or sell to or acquire assets or services from any Joint Venture to which any member of the Covenant Group is a party otherwise than on arm’s length terms.

21.8.2	Clause 21.8.1 does not apply to any investment in any Permitted Joint Venture.

Restrictions on dealing with assets and Security

21.9	Preservation of assets

Each Obligor shall (and shall ensure that each other member of the Covenant Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

21.10	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

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21.11	Environmental Compliance

The Borrower shall (and shall ensure that each member of the Group will):

21.11.1	comply with all Environmental Law;

21.11.2	obtain, maintain and ensure compliance with all requisite Environmental Permits that are required to carry on its business in the ordinary course; and

21.11.3	implement procedures to monitor compliance with and to prevent liability under any Environmental Law to the extent appropriate in light of the business of the relevant member of the Group,

where failure to do so has or is reasonably likely to have a Material Adverse Effect or is reasonably likely to result in any liability for a Finance Party.

21.12	Environmental Claims

The Borrower shall, as soon as possible (and, in any event, within 10 Business Days) upon becoming aware of the same, inform the Facility Agent in writing of:

21.12.1	any Environmental Claim against any member of the Group which is current, pending or threatened; and

21.12.2	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the Environmental Claim is material to the conduct of the business of a member of the Group or is reasonably likely to result in any liability for a Finance Party.

21.13	Negative pledge

21.13.1	In this Clause 21.13, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

21.13.2	Except as permitted under Clause 21.13.3:

(a)	no Obligor shall create or permit to subsist any Security over any of its assets.

(b)	no Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any member of the Covenant Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms other than by way of a Permitted Disposal;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

21.13.3	Clauses 21.13.1 and 21.13.2 do not apply to any Security or (as the case may be) Quasi-Security, which is Permitted Security.

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21.14	Disposals

No Obligor shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset. This restriction does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal.

21.15	Arm’s length basis

21.15.1	Except as permitted under Clause 21.15.2 below, no Obligor shall enter into any transaction with any person except on arm’s length terms and for full market value.

21.15.2	Clause 21.15.1 above does not apply to:

(a)	intra-Group loans permitted under Clause 21.16 (Loans or credit);

(b)	fees, costs or expenses payable under any Finance Documents; or

(c)	any other transaction approved in writing by the Facility Agent.

Restrictions on movement of cash – cash out

21.16	Loans or credit

21.16.1	Except as permitted under Clause 21.16.2, no Obligor shall be a creditor in respect of any Financial Indebtedness.

21.16.2	Clause 21.16.1 does not apply to a Permitted Loan.

21.17	No guarantees or indemnities

21.17.1	Except as permitted under Clause 21.17.2, no Obligor shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

21.17.2	Clause 21.17.1 does not apply to a guarantee which is a Permitted Guarantee.

21.18	Dividends and share redemption

21.18.1	Except as permitted under Clause 21.18.2, no Obligor shall:

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay or allow any member of the Group to pay any management, advisory or other fee or taxes in respect of any share incentive scheme to or to the order of any of the direct or indirect shareholders of the Borrower; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

21.18.2	Clause 21.18.1 does not apply to a Permitted Distribution.

21.18.3	The Borrower must not (and must ensure that the members of the Covenant Group do not), without the prior written consent of the Facility Agent, permit any restriction (contractual or otherwise) being placed, following the Closing Date, on any member of the Covenant Group’s ability to make distributions to its shareholders other than the restrictions existing on the Closing Date.

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Restrictions on movement of cash – cash in

21.19	Financial Indebtedness

21.19.1	Except as permitted under Clause 21.19.2, no Obligor shall incur or allow to remain outstanding any Financial Indebtedness.

21.19.2	Clause 21.19.1 does not apply to Financial Indebtedness which is Permitted Financial Indebtedness.

21.20	Share capital

No Obligor shall issue any shares or share capital (or any instrument convertible into shares or share capital) to any person except pursuant to a Permitted Share Issue.

Miscellaneous

21.21	Insurance

21.21.1	Each Obligor shall (and shall ensure that each other member of the Covenant Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business in comparable jurisdictions.

21.21.2	All insurances must be with reputable independent insurance companies or underwriters.

21.22	Access

21.22.1	Upon reasonable notice by the Facility Agent to that Obligor, each Obligor shall (or shall procure that each other relevant member of the Covenant Group will) allow any one or more representatives of the Finance Parties and/or accountants or other professional advisers and contractors appointed by the Finance Parties to have access during normal business hours to (a) the premises, assets, books and records of that member of the Covenant Group and (b) meet and discuss matters with senior management.

21.22.2	The Facility Agent may not give notice under Clause 21.22.1 more than once every financial year, unless it reasonably believes that a Default is continuing or may have occurred or may occur and notifies the Borrower that it is exercising its rights under this Clause 21.22.

21.23	Intellectual Property Rights

Each Obligor shall (and shall procure that each other member of the Covenant Group will):

21.23.1	make any registration and pay any fee or other amount which is necessary to retain and protect the Intellectual Property Rights which are material to the business of a member of the Covenant Group;

21.23.2	use reasonable endeavours to prevent third parties infringing those Intellectual Property Rights in any material respect; and

21.23.3	not use or permit any such Intellectual Property Right to be used in a way which may, or take or omit to take any action which may, materially and adversely affect the existence or value of such Intellectual Property Right, in each case where failure to do so, or such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.

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21.24	Prohibition on amendments to documents and resolutions

21.24.1	No Obligor shall (and shall ensure that no other member of the Covenant Group will):

(a)	amend, vary, novate, supplement, supersede, waive or terminate any term of its memorandum of incorporation or other constitutional documents (including the shareholders’ agreement of the Borrower);

(b)	amend, vary, novate, supplement, supersede, waive or terminate any term of any documents delivered to the Lender pursuant to Clause 4.1 (Initial conditions precedent),

in each case, in a manner or to an extent which is reasonably likely in any way to adversely affect the interests of the Finance Parties under the Finance Documents without the express prior written consent of the Facility Agent.

21.24.2	The Borrower must promptly supply to the Facility Agent a copy of any amendment to or waiver of any of the documents, or any agreement with any shareholder in the Borrower (or any of their Affiliates), in either case referred to in Clause 21.24.1 above.

21.25	Bank accounts

No Obligor shall open or maintain any account or enter into any banking relationship with any branch of any bank or other financial institution providing similar services other than with an Acceptable Bank.

21.26	Treasury Transactions

No Obligor shall enter into any Treasury Transaction, other than:

21.26.1	spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

21.26.2	any Treasury Transaction expressly permitted in writing by the Facility Agent.

21.27	Further assurance

21.27.1	Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as any Finance Party may reasonably specify (and in such form as the Finance Party may reasonably require in favour of the Finance Party or its nominee(s)):

(a)	to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(b)	to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that member of the Group and/or Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

(c)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

21.27.2	Each Obligor shall take all such action as is available to it (including making all filings and registrations) as is necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

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22.	Events of Default

Each of the events or circumstances set out in this Clause 22 (other than Clause 22.19 (Acceleration)) is an Event of Default.

22.1	Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

22.1.1	its failure to pay is caused by administrative or technical error or a Disruption Event; and

22.1.2	payment is made within three Business Days of its due date.

22.2	Financial covenants

Any requirement of Clause 20 (Financial Covenants) is not satisfied.

22.3	Other obligations

22.3.1	An Obligor or any other member of the Covenant Group does not comply, timeously and in full, with any provision of the Finance Documents to which it is party (other than, in respect of the Borrower only, those referred to in Clause 22.1 (Non-payment) and Clause 20 (Financial Covenants)).

22.3.2	No Event of Default under Clause 22.3.1 will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of (a) the Facility Agent giving notice to an Obligor and (b) an Obligor or any other member of the Covenant Group becoming aware of the failure to comply.

22.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor or any other member of the Covenant Group in the Finance Documents to which it party or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be repeated unless the circumstances giving rise to the misrepresentation or breach of warranty:

22.4.1	are capable of remedy; and

22.4.2	are remedied within 15 Business Days of the earlier of the Lenders giving notice and any Obligor becoming aware of the misrepresentation or breach of warranty.

22.5	Cross default

22.5.1	Any of the following occurs in respect of any Obligor or any other member of the Covenant Group:

(a)	any of its Financial Indebtedness (or any amount payable in respect of its Financial Indebtedness) is not paid when due (after the expiry of any originally applicable grace period); or

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(b)	any of its Financial Indebtedness:

(i)	is declared to be or otherwise becomes prematurely due and payable prior to its stated maturity or, if the Financial Indebtedness arises under a guarantee, prior to the stated maturity of the Financial Indebtedness which is the subject of the guarantee;

(ii)	is placed on demand;

(iii)	is capable of being declared by or on behalf of a creditor to be prematurely due and payable or of being placed on demand; or

(iv)	is terminated or closed out or is capable of being terminated or closed out,

in each case, as a result of an event of default or any provision having a similar effect (howsoever described); or

(c)	any commitment of a provider of Financial Indebtedness to it is cancelled or suspended, or is capable of being cancelled or suspended by such provider, in each case, as a result of an event of default or any provision having a similar effect (howsoever described).

22.5.2	No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clauses 22.5.1(a) to 22.5.1(c) is less than USD5,000,000 (or its equivalent in any other currency or currencies).

22.6	Insolvency

22.6.1	An Obligor or any other member of the Covenant Group:

(a)	is, or is deemed for the purposes of any applicable law to be, insolvent or unable to pay its debts as they fall due;

(b)	by reason of actual or anticipated financial difficulties, suspends making payments on any of its debts or announces an intention to do so; or

(c)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to the rescheduling, restructuring or compromise of any of its indebtedness.

22.6.2	The value of the assets of any member of an Obligor or any other member of the Covenant Group is less than its liabilities (taking into account contingent and prospective liabilities).

22.6.3	A moratorium is declared, instituted or takes effect in respect of any of the indebtedness of any member of an Obligor or any other member of the Covenant Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

22.7	Insolvency proceedings

22.7.1	Any corporate action, legal proceedings or other procedure or step (including an application to court, proposal or convening of a meeting) is taken with a view to:

(a)	the suspension of payments, a moratorium of any indebtedness, bankruptcy, liquidation, winding-up, dissolution, administration, judicial management, business rescue or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor or any other member of the Covenant Group;

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(b)	a composition, compromise, assignment or arrangement with any creditor of an Obligor or any other member of the Covenant Group;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, business rescue practitioner or other similar officer in respect of an Obligor or any other member of the Covenant Group or all or substantially all of their assets; or

(d)	enforcement of any Security over any assets of an Obligor or any other member of the Covenant Group,

or any analogous procedure or step is taken in any jurisdiction.

22.7.2	A meeting is proposed or convened by the directors of an Obligor or any other member of the Covenant Group, a resolution is proposed or passed, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of an Obligor or any other member of the Covenant Group, or any analogous procedure or step is taken in any jurisdiction.

22.8	Creditors’ process

22.8.1	Any expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor or any other member of the Covenant Group.

22.8.2	No Event of Default will occur under Clause 22.8.1 if:

(a)	the aggregate value of those assets is less than USD2,500,000 (or its equivalent in any other currency or currencies); or

(b)	that expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution or any analogous process in any jurisdiction is being contested in good faith and is discharged within 60 Business Days.

22.9	Failure to comply with court judgment or arbitral award

22.9.1	An Obligor or any other member of the Covenant Group fails to discharge in full by the applicable due date, any amount payable pursuant to a final judgement or order made or given by any court or other authority of competent jurisdiction in any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or enquiry (including any such investigations, proceedings or enquiry by any competition authority, environmental authority, tax authority or sector specific regulatory authority).

22.9.2	For the purposes of Clause 22.9.1, a final judgment or order means a judgment or order:

(a)	which is not appealable, or which is appealable but in respect of which the period for the lodging of an appeal has lapsed and the applicable Obligor or other member of the Covenant Group has failed to institute appeal proceedings; and

(b)	which is not capable of rescission or being set aside, or which is capable of rescission or being set aside but in respect of which the period for applying for rescission or setting-aside has lapsed and the applicable Obligor or other member of the Covenant Group has failed to apply for rescission or setting-aside or has applied for rescission or setting-aside of such judgment or order and the application for rescission or setting-aside has been denied.

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22.10	Unlawfulness and invalidity

22.10.1	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

22.10.2	Any obligation or obligations of a party (other than a Finance Party) to a Finance Document, under any Finance Document, for any reason, is not or ceases to be legal, valid, binding or enforceable.

22.10.3	Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

22.11	Cessation of business

An Obligor or any other member of the Covenant Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business or changes the nature of its business from that undertaken as at the date of this Agreement without the express prior written consent of the Lenders.

22.12	Audit qualification

22.12.1	The Auditors of the Group qualify the audited annual consolidated financial statements of the Borrower.

22.12.2	The Auditors of a member of the Covenant Group qualify the audited annual financial statements of that member of the Covenant Group provided that the grounds for such qualification are material to the rights and obligations of the Finance Parties in the context of the Finance Documents.

22.13	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigation, proceeding or dispute is commenced or threatened:

22.13.1	in relation to the Finance Documents or the transactions contemplated in the Finance Documents; or

22.13.2	otherwise against an Obligor or any other member of the Covenant Group or its assets,

which, in each case, if adversely determined, has, or is reasonably likely to have, a Material Adverse Effect.

22.14	Expropriation

22.14.1	The authority or ability of an Obligor or any other member of the Covenant Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Covenant Group or any of its assets.

22.14.2	By the authority of any governmental, regulatory or other authority or other person:

(a)	the management of an Obligor or any other member of the Covenant Group is wholly or substantially replaced; or

(b)	all or a majority of the shares of an Obligor or any other member of the Covenant Group or the whole or any part of its assets or revenues is seized, expropriated or compulsorily acquired.

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22.15	Repudiation and rescission of agreements

A party (other than a Finance Party) to a Finance Document or any Transaction Security rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

22.16	Material adverse change

Any event or circumstance occurs which, in the reasonable opinion of the Facility Agent, has or is reasonably likely to have a Material Adverse Effect.

22.17	Environmental matters

22.17.1	The Borrower or any member of the Covenant Group does not:

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect or is reasonably likely to result in any liability for the Finance Parties in an amount (in respect of any one or more claims) equal to or greater than USD25,000.

22.17.2	An Environmental Claim has commenced or is threatened against the Borrower or any member of the Covenant Group where that claim has or is reasonably likely, if determined against the Borrower or that member of the Covenant Group, to have a Material Adverse Effect.

22.18	Condition subsequent

22.18.1	The Borrower shall, by no later than the date occurring 10 Business Days of the Acquisition Date (or such later date as may be agreed by the Lender in writing), ensure that Powerfleet Canada has acceded to this Agreement as an Additional Guarantor in accordance with terms of Clause 25.2 (Additional Guarantors).

22.18.2	The Borrower shall, by no later than 40 Business Days from the date of this Agreement (or such later date as may be agreed by the Lender in writing), ensure that Main Street 2000 has acceded to this Agreement as an Additional Guarantor in accordance with terms of Clause 25.2 (Additional Guarantors).

22.19	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Facility Agent may, and shall if so instructed by the Majority Lenders, without prejudice to any other rights or remedies which a Finance Party may have under any Finance Document or at law:

22.19.1	by notice to the Borrower;

(a)	cancel each Available Commitment of each Lender at which time each such Available Commitment shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation;

(b)	declare that all or part of the Facility Outstandings are immediately due and payable, at which time they shall become immediately due and payable; and/or

(c)	declare that all or part of the Facility Outstandings be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

22.19.2	exercise or direct the Security Agent to exercise any or all of the other rights, remedies, powers or discretions arising under the Finance Documents.

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SECTION 9

CHANGES TO PARTIES

23.	Changes to the Lenders

23.1	Assignments and transfers by the Lenders

Subject to this Clause 23 (Changes to the Lender) and to Clause 24 (Restriction on Debt Purchase Transactions), a Lender (the Existing Lender) may:

23.1.1	assign any of its rights; or

23.1.2	transfer by novation any of its rights and obligations,

(in each case, a Transfer) under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a New Lender).

23.2	Conditions of assignment or transfer

23.2.1	The prior consent of the Borrower is required for a Transfer by an Existing Lender, unless the Transfer is made by the Existing Lender:

(a)	to another Lender or an Affiliate of any Lender;

(b)	to a person identified in Schedule 9 (Acceptable Lenders);

(c)	to a fund which is a Related Fund of that Existing Lender; or

(d)	at a time when an Event of Default is continuing, in which case each other Lender will be required to provide its consent to the Transfer.

23.2.2	Where the consent of the Borrower to a Transfer is required that consent must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

23.2.3	A Transfer will only be effective if the procedure set out in Clause 23.4 below (Procedure for transfer) is complied with.

23.2.4	If:

(a)	a Lender Transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the Transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs),

then, unless the Transfer is made by a Lender in order to mitigate in accordance with Clause 15 (Mitigation by the Lender) any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the Transfer or change had not occurred.

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23.2.5	Each New Lender, by executing the relevant Transfer Certificate confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the Transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

23.3	Limitation of responsibility of Existing Lenders

23.3.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(b)	the financial condition of the Borrower;

(c)	the performance and observance by the Borrower, an Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

23.3.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(b)	will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

23.3.3	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-Transfer from a New Lender of any of the rights and obligations Transferred under this Clause 23; or

(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

23.4	Procedure for transfer

23.4.1	Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer), a Transfer is effected in accordance with Clause 23.4.3 below when the Facility Agent and New Lender executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to Clause 23.4.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

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23.4.2	The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

23.4.3	On the Transfer Date:

(a)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and, in respect of the Transaction Security, the Borrower and each other Obligor and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the Discharged Rights and Obligations);

(b)	the Borrower, each other Obligor and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower or that other Obligor and the New Lender have assumed and/or acquired the same in place of the Discharged Rights and Obligations;

(c)	the Facility Agent, the Arranger, the Security Agent and the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Lender shall become a Party as a Lender.

23.5	Procedure for assignment

23.5.1	Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer), a Transfer is effected in accordance with Clause 23.5.3 below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to Clause 23.5.2 below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

23.5.2	The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

23.5.3	On the Transfer Date:

(a)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(b)	the Existing Lender will be released from the obligations (the Relevant Obligations) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(c)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

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23.5.4	Lenders may utilise procedures other than those set out in this Clause 23.5 to assign their rights under the Finance Documents (but not, without the consent of the relevant member of the Group or Obligor or unless in accordance with Clause 23.4 (Procedure for transfer), to obtain a release by that relevant member of the Group or Obligor from the obligations owed to that relevant member of the Group or Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.2 (Conditions of assignment or transfer) above.

23.5.5	In this Clause above, Assignment Agreement means an agreement substantially in the form set out in the form of facilities agreement recommended by the Loan Market Association for leverage finance transactions, or any other form agreed between the relevant assignor and assignee.

23.6	Copy of Transfer Certificate and Assignment Agreement to the Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

23.7	Security over Lenders’ rights

In addition to the other rights provided to the Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

23.7.1	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

23.7.2	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

23.7.3	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

23.7.4	require any payments to be made by a member of the Group or an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

24.	Restriction on Debt Purchase Transactions

24.1	Prohibition on Debt Purchase Transactions by the Group

The Borrower shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or be a Lender or a party to a Debt Purchase Transaction of the type referred to in Clauses 1.1.34(b) or 1.1.34(c) (Definitions and Interpretation).

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24.2	Disenfranchisement

24.2.1	For so long as a Related Lender:

(a)	beneficially owns a Commitment; or

(b)	has entered into a sub participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such Related Lender or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Related Lender it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

24.2.2	Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Related Lender (a Notifiable Debt Purchase Transaction).

24.2.3	A Lender shall promptly notify the Facility Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(a)	is terminated; or

(b)	ceases to be with a Related Lender.

24.2.4	Each Related Lender that is a Lender agrees that:

(a)	in relation to any meeting or conference call to which the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agent or, unless the Facility Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(b)	in its capacity as Lender, unless the Facility Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Facility Agent or one or more of the Lenders.

24.3	Notification of Debt Purchase Transactions

Any Related Lender which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00 p.m. on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Facility Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Facility Agent shall as soon as reasonably possible disclose such information to the Lenders.

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25.	Changes to the Obligors

25.1	Assignment and transfers by Obligors

No Obligors may assign any of its rights nor transfer any of its rights or obligations under the Finance Documents.

25.2	Additional Guarantors

25.2.1	A member of the Group shall become an Additional Guarantor if:

(a)	the Borrower and that member of the Group deliver to the Lenders a duly completed and executed Accession Deed; and

(b)	the Lenders have received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that member of the Group, each in form and substance satisfactory to the Lenders.

25.2.2	The Facility Agent shall notify the Borrower promptly upon being satisfied that they have received (in form and substance satisfactory to them) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to the relevant Target.

25.3	Resignation of a Guarantor

25.3.1	The Borrower may request that a Guarantor (other than the Borrower) ceases to be a Guarantor by delivering to the Lenders a Resignation Letter.

25.3.2	The Lenders may accept a Resignation Letter at their discretion and notify the Borrower of their acceptance.

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SECTION 10

THE FINANCE PARTIES

26.	Role of the Facility Agent and the Arranger

26.1	Appointment of the Facility Agent

26.1.1	Each of the Arranger and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

26.1.2	Each of the Arranger and the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2	Instructions

26.2.1	The Facility Agent shall:

(a)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(i)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(ii)	in all other cases, the Majority Lenders; and

(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 26.2.1(a).

26.2.2	The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

26.2.3	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

26.2.4	The Facility Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

26.2.5	In the absence of instructions, the Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

26.2.6	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

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26.3	Duties of the Facility Agent

26.3.1	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

26.3.2	Subject to Clause 26.3.3, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

26.3.3	Without prejudice to Clause 23.6 (Copy of Transfer Certificate and Assignment Agreement to ), Clause 26.3.2 shall not apply to any Transfer Certificate, any Assignment Agreement.

26.3.4	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

26.3.5	If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

26.3.6	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

26.3.7	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

26.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.5	No fiduciary duties

26.5.1	Nothing in any Finance Document constitutes the Facility Agent or the Arranger as a trustee or fiduciary of any other person.

26.5.2	Neither the Facility Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.6	Business with the Group

The Facility Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.7	Rights and discretions

26.7.1	The Facility Agent may:

(a)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(b)	assume that:

(i)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and

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(c)	rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of Clause 26.7.1(c)(i), may assume the truth and accuracy of that certificate.

26.7.2	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment)); and

(b)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised.

26.7.3	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

26.7.4	Without prejudice to the generality of Clause 26.7.3 or Clause 26.7.5, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be necessary.

26.7.5	The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

26.7.6	The Facility Agent may act in relation to the Finance Documents through its officers, employees and agents.

26.7.7	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

26.7.8	Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.7.9	Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

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26.8	Responsibility for documentation

Neither the Facility Agent nor the Arranger is responsible or liable for:

26.8.1	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arranger, the Borrower or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

26.8.2	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

26.8.3	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.9	No duty to monitor

The Facility Agent shall not be bound to enquire:

26.9.1	whether or not any Default has occurred;

26.9.2	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

26.9.3	whether any other event specified in any Finance Document has occurred.

26.10	Exclusion of liability

26.10.1	Without limiting Clause 26.10.2 (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(a)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(b)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct; or

(c)	without prejudice to the generality of Clause 26.10.1(a) and Clause 26.10.1(b), any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or

(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

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26.10.2	No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause 26.10.2 subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

26.10.3	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

26.10.4	Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out:

(a)	any “know your customer” or other checks in relation to any person; or

(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

26.10.5	Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

26.11	Lenders’ indemnity to the Facility Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31.10 (Disruption to payment systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by the Borrower pursuant to a Finance Document).

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26.12	Resignation of the Facility Agent

26.12.1	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

26.12.2	Alternatively the Facility Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

26.12.3	If the Majority Lenders have not appointed a successor Facility Agent in accordance with Clause 26.12.2 within 20 days after notice of resignation was given, the retiring Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent).

26.12.4	If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under Clause 26.12.3, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 26 and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent’s normal fee rates and those amendments will bind the Parties.

26.12.5	The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

26.12.6	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

26.12.7	Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 26.12.5) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the ) and this Clause 26 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

26.12.8	After consultation with the Borrower, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with Clause 26.12.2. In this event, the Facility Agent shall resign in accordance with Clause 26.12.2.

26.13	Confidentiality

26.13.1	In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

26.13.2	If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

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26.14	Relationship with the Lenders

26.14.1	The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(a)	entitled to or liable for any payment due under any Finance Document on that day; and

(b)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

26.14.2	Any Lender may, by notice to the Facility Agent, appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and email address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, email address (or such other information), department and officer by that Lender for the purposes of Clause 32.2 (Addresses) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.15	Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

26.15.1	the financial condition, status and nature of each member of the Group;

26.15.2	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

26.15.3	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

26.15.4	the adequacy, accuracy or completeness any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

26.15.5	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

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26.16	Facility Agent’s management time

Any amount payable to the Facility Agent under Clause 14.3 (Indemnity to the ), Clause 16 (Costs and Expenses) and Clause 26.11 (Lenders’ indemnity to the ) shall include the cost of utilising the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

26.17	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.	The Security Agent

27.1	Security Agent as trustee

27.1.1	The Security Agent declares that it holds the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement.

27.1.2	Each of the Facility Agent, the Arranger and each Lender authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2	Parallel debt (covenant to pay the Security Agent)

27.2.1	Notwithstanding any other provision of this Agreement, the Borrower hereby irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by the Borrower to each of the Secured Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting the Borrower, to preserve its entitlement to be paid that amount.

27.2.2	The Security Agent shall have its own independent right to demand payment of the amounts payable by the Borrower under this Clause 27.2 irrespective of any discharge of the Borrower’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting the Borrower, to preserve their entitlement to be paid those amounts.

27.2.3	Any amount due and payable by the Borrower to the Security Agent under this Clause 27.2 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by the Borrower to the other Secured Parties under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under this Clause 27.2.

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27.3	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the Security Agent.

27.4	Instructions

27.4.1	The Security Agent shall:

(a)	subject to Clause 27.4.4 and Clause 27.4.5 exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Facility Agent;

(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 27.4.1(a) (or if the relevant Finance Document stipulates the matter is a decision for any Lender or group of Lenders in accordance with instructions given to it by that Lender or group of Lenders).

27.4.2	The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Facility Agent (or, if the relevant Finance Document stipulates the matter is a decision for any Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification that it has requested.

27.4.3	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary intention appears in the relevant Finance Document, any instructions given to the Security Agent by the Facility Agent shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

27.4.4	Clause 27.4.3 shall not apply:

(a)	where a contrary indication appears in this Agreement;

(b)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

(c)	in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, Clauses 27.7(No duty to account) to Clause 27.12 (Exclusion of liability), Clause 27.15 (Confidentiality) to Clause 27.21 (Custodians and nominees) and Clause 27.24 (Acceptance of title) to Clause 27.28 (Disapplication of Trustee Acts); or

(d)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(i)	Clause 27.29 (Order of application); and

(ii)	Clause 27.32 (Permitted deductions).

27.4.5	If giving effect to instructions given by the Facility Agent on behalf of the Majority Lenders would (in the Security Agent’s opinion) have an effect equivalent to an amendment or waiver, the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

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27.4.6	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(a)	it has not received any instructions as to the exercise of that discretion; or

(b)	the exercise of that discretion is subject to Clause 27.4.4(d),

the Security Agent shall do so having regard to the interests of all the Secured Parties.

27.4.7	The Security Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

27.4.8	Without prejudice to the provisions of the remainder of this Clause 27.4, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

27.5	Duties of the Security Agent

27.5.1	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

27.5.2	The Security Agent shall promptly:

(a)	forward to the Facility Agent a copy of any document received by the Security Agent from the Borrower under any Finance Document; and

(b)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

27.5.3	Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

27.5.4	If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Facility Agent.

27.5.5	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

27.6	No fiduciary duties to the Borrower

Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of the Borrower.

27.7	No duty to account

The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

27.8	Business with the Group

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

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27.9	Rights and discretions

27.9.1	The Security Agent may:

(a)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(b)	assume that:

(i)	any instructions received by it from the Facility Agent, Majority Lenders, the Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents;

(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(c)	rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

27.9.2	The Security Agent shall be entitled to carry out all dealings with the Lenders through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to the Lenders.

27.9.3	The Security Agent may assume (unless it has received notice to the contrary in its capacity as Security Agent for the Secured Parties) that:

(a)	no Default has occurred; and

(b)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised.

27.9.4	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

27.9.5	Without prejudice to the generality of Clause 27.9.4 or Clause 27.9.6, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Lenders and/or the Facility Agent) if the Security Agent in its reasonable opinion deems this to be necessary.

27.9.6	The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

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27.9.7	The Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not:

(a)	be liable for any error of judgment made by any such person; or

(b)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

27.9.8	Unless a Finance Document expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement.

27.9.9	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.9.10	Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

27.10	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:

27.10.1	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, the Borrower or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

27.10.2	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

27.10.3	any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

27.11	No duty to monitor

The Security Agent shall not be bound to enquire:

27.11.1	whether or not any Default has occurred;

27.11.2	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

27.11.3	whether any other event specified in any Finance Document has occurred.

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27.12	Exclusion of liability

27.12.1	Without limiting Clause 27.12.2 (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for:

(a)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless directly caused by its gross negligence or wilful misconduct;

(b)	exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct;

(c)	any shortfall which arises on the enforcement or realisation of the Transaction Security; or

(d)	without prejudice to the generality of Clauses 27.12.1(a) to Clause 27.12.1(c), any damages, costs, losses, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Security Agent) arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or

(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

27.12.2	No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause 27.12.2 subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

27.12.3	Nothing in this Agreement shall oblige the Security Agent to carry out:

(a)	any “know your customer” or other checks in relation to any person; or

(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any other Secured Party,

on behalf of any other Secured Party and each other Secured Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

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27.12.4	Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

27.13	Lenders’ indemnity to the Security Agent

27.13.1	Each Lender shall (in the proportion that its Commitments bear to the Total Commitments for the time being (or, if the Total Commitments are zero, immediately prior to their being reduced to zero)), indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Debt Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by the Borrower pursuant to a Finance Document).

27.13.2	Subject to Clause 27.13.3, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to Clause 27.13.1.

27.13.3	Clause 27.13.2 shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to the Borrower.

27.14	Resignation of the Security Agent

27.14.1	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

27.14.2	Alternatively the Security Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders may appoint a successor Security Agent.

27.14.3	If the Majority Lenders have not appointed a successor Security Agent in accordance with Clause 27.14.2 within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

27.14.4	If the Security Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as security agent and the Security Agent is entitled to appoint a successor under Clause 27.14.3, the Security Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Security Agent to become a party to this Agreement as Security Agent) agree with the proposed successor Facility Agent amendments to this Clause 27 and any other term of this Agreement dealing with the rights or obligations of the Security Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonably amendments to the security agency fee payable under this Agreement which are consistent with the successor Security Agent’s normal fee rates and those amendments will bind the Parties.

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27.14.5	The retiring Security Agent shall, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

27.14.6	The Security Agent’s resignation notice shall only take effect upon:

(a)	the appointment of a successor; and

(b)	the transfer of all the Transaction Security to that successor.

27.14.7	Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 27.26.2 (Winding up of trust) and Clause 27.14.5) but shall remain entitled to the benefit of this Clause 27 and Clause 14.6 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

27.14.8	The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with Clause 27.14.2. In this event, the Security Agent shall resign in accordance with Clause 27.14.2 but the cost referred to in Clause 27.14.4 shall be for the account of the Borrower.

27.15	Confidentiality

27.15.1	In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

27.15.2	If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

27.15.3	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

27.16	Information from the Lenders

Each Lender shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

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27.17	Credit appraisal by the Secured Parties

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

27.17.1	the financial condition, status and nature of each member of the Group;

27.17.2	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

27.17.3	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

27.17.4	the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

27.17.5	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

27.18	Reliance and engagement letters

The Security Agent may obtain and rely on any certificate or report from the Borrower’s auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

27.19	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

27.19.1	require the deposit with it of any deed or document certifying, representing or constituting the title of the Borrower to any of the Charged Property;

27.19.2	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

27.19.3	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

27.19.4	take, or to require the Borrower to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

27.19.5	require any further assurance in relation to any Transaction Security Document.

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27.20	Insurance by Security Agent

27.20.1	The Security Agent shall not be obliged:

(a)	to insure any of the Charged Property;

(b)	to require any other person to maintain any insurance; or

(c)	to verify any obligation to arrange or maintain insurance contained in any Finance Document.

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

27.20.2	Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.

27.21	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

27.22	Delegation by the Security Agent

27.22.1	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

27.22.2	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

27.22.3	No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

27.23	Additional Security Agents

27.23.1	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(a)	if it considers that appointment to be in the interests of the Secured Parties; or

(b)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(c)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Secured Parties of that appointment.

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27.23.2	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

27.23.3	The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

27.24	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that the Borrower may have to any of the Charged Property and shall not be liable for, or bound to require the Borrower to remedy, any defect in its right or title.

27.25	Releases

Upon a disposal of any of the Charged Property pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Borrower and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

27.26	Winding up of trust

If the Security Agent, with the approval of the Facility Agent, determines that:

27.26.1	all of the Secured Obligations and all other obligations secured by the Transaction Security Documents have been fully and finally discharged; and

27.26.2	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to the Borrower pursuant to the Finance Documents, then:

(a)	the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Transaction Security Documents; and

(b)	any Security Agent which has resigned pursuant to Clause 27.14 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Transaction Security Document.

27.27	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

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27.28	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

27.29	Order of application

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Documents, under Clause 27.2 (Parallel debt (covenant to pay the Security Agent)), or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

27.29.1	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 27.2 (Parallel debt (covenant to pay the Security Agent)), any Receiver or any Delegate;

27.29.2	in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by the Borrower under any of the Finance Documents in accordance with Clause 31.5 (Partial payments);

27.29.3	if the Borrower is not under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to the Borrower; and

27.29.4	the balance, if any, in payment or distribution to the Borrower.

27.30	Investment of proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with Clause 27.29 (Order of application) the Security Agent may, at its discretion, hold all or part of those proceeds in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of Clause 27.29 (Order of application).

27.31	Currency conversion

27.31.1	For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

27.31.2	The obligations of the Borrower to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

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27.32	Permitted deductions

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

27.33	Good discharge

27.33.1	Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Facility Agent on behalf of the Lenders and any distribution or payment made in that way shall be a good discharge, to the extent of that payment or distribution, by the Security Agent.

27.33.2	The Security Agent is under no obligation to make payment to the Facility Agent in the same currency as that in which any Unpaid Sum is denominated.

27.34	Amounts received by the Borrower

If the Borrower receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, the Borrower will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

27.35	Application and consideration

In consideration for the covenants given to the Security Agent by the Borrower in relation to Clause 27.2 (Parallel debt (covenant to pay the Security Agent)), the Security Agent agrees with the Borrower to apply all moneys from time to time paid by the Borrower to the Security Agent in accordance with the foregoing provisions of this Clause 27.

28.	Conduct of Business by the Secured Parties

No provision of this Agreement will:

28.1	interfere with the right of any Secured Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

28.2	oblige any Secured Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

28.3	oblige any Secured Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.	Sharing Among the Finance Parties

29.1	Payments to Finance Parties

29.1.1	If a Finance Party (a Recovering Finance Party) receives or recovers any amount from the Borrower other than in accordance with Clause 31 (Payment Mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 31 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made.

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29.2	Payments to the Facility Agent when the Transaction Security has become enforceable

Notwithstanding any other provision of any Finance Document, at any time after any Security created by or pursuant to any Security Document becomes enforceable, the Facility Agent may require:

29.2.1	any Obligor to pay all sums due under any Finance Document; or

29.2.2	all sums received or recovered from an Obligor under any Finance Document,

in each case as the Facility Agent may direct for application in accordance with the terms of the Security Documents.

29.3	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) towards the obligations of the Borrower to the Sharing Finance Parties.

29.4	Recovering Finance Party’s rights

29.4.1	On a distribution by the Facility Agent under Clause 29.3 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

29.4.2	If and to the extent that the Recovering Finance Party is not able to rely on its rights under Clause 29.4.1 above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.5	Reversal of redistribution

29.5.1	If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)	as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

29.6	Exceptions

29.6.1	This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

29.6.2	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

30.	Finance Party Rights

Clauses 26 (Role of the Facility Agent and the Arranger) to Clause 29 (Sharing Among the Finance Parties) are for the benefit of the Finance Parties only. The Obligors shall not have any rights or benefits under those Clauses.

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SECTION 11
ADMINISTRATION

31.	Payment Mechanics

31.1	Payments to the Facility Agent

31.1.1	On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

31.1.2	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Facility Agent, in each case, specifies. Until otherwise notified by the Facility Agent from time to time, its bank account details for these purposes are as follows:

Bank:	JP Morgan Chase Bank, N.A., New York

Account Name:	FirstRand Bank Limited

Account Number:	[***]

Branch Code:	[***]

Reference:	Powerfleet

31.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to the Borrower) and 31.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

31.3	Distributions to the Borrower

The Facility Agent may (with the consent of the Borrower or in accordance with Clause 31.11 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback

31.4.1	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

31.4.2	If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

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31.5	Partial payments

31.5.1	If the Facility Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by the Borrower under those Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Borrower under those Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid amount owing to the Facility Agent, the Security Agent, any Receiver, any Delegate or the Arranger under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest, fees, Break Costs or commission due but unpaid under those Finance Documents;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

31.5.2	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in Clause 31.5.1 above.

31.5.3	This Clause 31.5 will override any appropriation made by the Borrower.

31.6	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.7	Business Days

31.7.1	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

31.7.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.8	Currency of account

31.8.1	Subject to the provisions of this Clause below, dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

31.8.2	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

31.8.3	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

31.9	Change of currency

31.9.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

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(b)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

31.9.2	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market, as applicable, and otherwise to reflect the change in currency.

31.10	Disruption to payment systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

31.10.1	the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

31.10.2	the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned Clause 31.10.1 if, in their opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

31.10.3	the Facility Agent shall consult with the Finance Parties in relation to any changes mentioned in Clause 31.10.1;

31.10.4	any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers);

31.10.5	the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of their taking, or failing to take, any actions pursuant to or in connection with this Clause 31.10 (Disruption to payment systems etc.); and

31.10.6	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 31.10.

31.11	Set-off

A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

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32.	Notices

32.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

32.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

32.2.1	in the case of each Obligor:

Address:	Powerfleet, Inc 123 Tice Boulevard Woodcliff Lake, NJ 07677

Email address:	dwilson@powerfleet.com

For the attention of:	Chief Financial Officer;

with a copy (which shall constitute notice to):

Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, NY 10019

Email address:	mneidell@olshanlaw.com
hyu@olshanlaw.com

For the attention of:	Michael R. Neidell and Honghui S. Yu

32.2.2	in the case of the Original Lender:

Address:	1 Merchant Place 14th Floor Cnr Fredman Drive and Rivonia Road Sandton, 2196

Email address:	DLRMBIBDSupportDTSandRSS@rmb.co.za
Blessings.Magagane@rmb.co.za
Londa.Sithole@rmb.co.za
rihangwele.serakalala@rmb.co.za
Gennel.Chettiar@rmb.co.za

For the attention of:	Head of Transaction Management;

32.2.3	in the case of the Facility Agent (in its capacity as such):

Address:	1 Merchant Place 14th Floor Cnr Fredman Drive and Rivonia Road Sandton, 2196

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Email address:	DLRMBIBDSupportDTSandRSS@rmb.co.za
Blessings.Magagane@rmb.co.za
Londa.Sithole@rmb.co.za
rihangwele.serakalala@rmb.co.za
Gennel.Chettiar@rmb.co.za

For the attention of:	Head of Transaction Management;

32.2.4	in the case of the Security Agent (in its capacity as such):

Address:	1 Merchant Place 14th Floor Cnr Fredman Drive and Rivonia Road Sandton, 2196

Email address:	DLRMBIBDSupportDTSandRSS@rmb.co.za
Blessings.Magagane@rmb.co.za
Londa.Sithole@rmb.co.za
rihangwele.serakalala@rmb.co.za
Gennel.Chettiar@rmb.co.za

For the attention of:	Head of Transaction Management;

32.2.5	in the case of the Arranger:

Address:	1 Merchant Place 14th Floor Cnr Fredman Drive and Rivonia Road Sandton, 2196

Email address:	DLRMBIBDSupportDTSandRSS@rmb.co.za
Blessings.Magagane@rmb.co.za
Londa.Sithole@rmb.co.za
rihangwele.serakalala@rmb.co.za
Gennel.Chettiar@rmb.co.za

For the attention of:	Head of Transaction Management;

32.2.6	in the case of any other Lender, those details notified in writing to the Facility Agent on or before the date on which it becomes a Party,

or any substitute address or email address or department or officer as the Party may notify in writing to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

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32.3	Delivery

32.3.1	Any communication, notice or document (for purposes of this Clause a communication) made or delivered by one person to another under or in connection with the Finance Documents will:

(a)	if by way of email, be deemed to have been received when actually received (or made available) in readable form;

(b)	if delivered by hand, be deemed to have been received at the time of delivery; and

(c)	if by way of courier service, be deemed to have been received on the seventh Business Day following the date of such sending,

and provided, if a particular department or officer is specified as part of its address details provided under Clause 32.2 above (Addresses), if such communication is addressed to that department or officer.

32.3.2	Any communication to be made or delivered to the Facility Agent or the Security Agent will be effective only when actually received by the Facility Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer specified in Clause 32.2 (Addresses), (or any substitute department or officer as the Facility Agent or the Security Agent shall specify for this purpose).

32.3.3	All notices from or to an Obligor shall be sent through the Facility Agent.

32.3.4	Any communication which becomes effective, in accordance with this Clause 32.3, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

32.4	Notification of address and email address

Upon receipt of notification of an address or email address or change of address or email address pursuant to Clause 32.2 (Addresses), or changing its own address or email address, the Facility Agent shall notify the other Parties as soon as reasonably practicable.

32.5	Direct electronic delivery by an Obligor

An Obligor may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 32.3 (Delivery) to the extent that Lender and Facility Agent agree to this method of delivery.

32.6	English language

32.6.1	Any notice or other document given under or in connection with any Finance Document shall be in English.

32.6.2	All other documents provided under or in connection with any Finance Document must be:

(a)	in English; or

(b)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

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33.	Calculations and certificates

33.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3	Day count convention and interest calculation

33.3.1	Any interest, commission or fee accruing under a Finance Document in respect of a USD amount will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days (irrespective of whether the year in question is a leap year), or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

33.3.2	The amount of interest, commission or fee which accrues in respect of any day during an Interest Period (or of any amount equal to that interest, commission or fee) shall be rounded to 2 decimal places (to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose).

34.	Amendments and Waivers

34.1	Required consents

34.1.1	Subject to Clause 34.2 (Exceptions), a term of the Finance Documents may be amended or waived only with the consent of the Facility Agent (acting on the instructions of the applicable Finance Parties) and the Borrower.

34.1.2	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34.

34.1.3	The Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

34.1.4	No amendment or waiver contemplated by this Clause 34 shall be of any force or effect unless in writing and signed by or on behalf of the relevant Parties.

34.2	Exceptions

34.2.1	An amendment or waiver which relates to the rights or obligations of the Facility Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Facility Agent or the Arranger, as the case may be.

34.2.2	An amendment of any provision of Clauses 26 (Role of the Facility Agent and the Arranger) to Clause 29 (Sharing Among the Finance Parties) may be effected without the consent of or notice to the Borrower, provided that no such amendment to these Clauses shall adversely affect the rights of the Obligors under the Finance Documents or result in the creation of any additional obligations of the Obligors under any Finance Document.

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34.3	Changes to reference rates

34.3.1	Subject to Clause 34.2 (Exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate, any amendment or waiver which relates to:

(a)	providing for the use of a Replacement Reference Rate in relation to any Published Rate; and

(b)

(i)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(ii)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Reference Rate;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(v)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower.

34.3.2	If any Lender fails to respond to a request for an amendment or waiver described in Clause 34.3.1 within 15 Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made:

(a)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

34.3.3	In this Clause 34.3:

(a)	Published Rate means:

(i)	SOFR;

(ii)	the Term SOFR for any Quoted Tenor; or

(iii)	the 3-Month Treasury Bill Rate.

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(b)	Published Rate Replacement Event means, in relation to a Published Rate:

(i)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;

(ii)

(A)

(x)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(y)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(B)	the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(C)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(D)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used;

(iii)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(A)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders) temporary; or

(B)	in the opinion of the Majority Lenders, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

(c)	Quoted Tenor means, in relation to Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

(d)	Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

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(e)	Replacement Reference Rate means a reference rate which is:

(i)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(A)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(B)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (B) above;

(ii)	in the opinion of the Majority Lenders, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(iii)	in the opinion of the Majority Lenders, an appropriate successor to a Published Rate.

34.4	Replacement of a Lender

34.4.1	If:

(a)	any Lender becomes a Non-Consenting Lender (as defined in Clause 34.4.4); or

(b)	an Obligor becomes obliged to repay any amount in accordance with Clause 7.1 (Mandatory Prepayment - illegality) or to pay additional amounts pursuant to Clause 13.1 (Increased costs), Clause 12.2 (Tax gross-up) or Clause 12.3 (Tax indemnity) to any Lender, then the Borrower may, on 15 Business Days’ prior written notice to the Facility Agent, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lender) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a Replacement Lender) which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lender) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

34.4.2	The replacement of a Lender pursuant to this Clause 34.4 shall be subject to the following conditions:

(a)	the Borrower shall have no right to replace the Lender;

(b)	the Lender shall have no obligation to the Borrower to find a Replacement Lender;

(c)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(d)	in no event shall the Lender replaced under this Clause 34.4 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

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(e)	the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 34.4.1 once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

34.4.3	A Lender shall perform the checks described in Clause 34.4.2(e) above as soon as reasonably practicable following delivery of a notice referred to in Clause 34.4.1 and shall notify the Borrower when it is satisfied that it has complied with those checks.

34.4.4	In the event that:

(a)	the Borrower has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(b)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(c)	Lenders whose Commitments aggregate more than 33.3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 33.3 per cent. of the Total Commitments prior to that reduction), have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Lender.

35.	Confidential Information

35.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 below (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

35.2	Disclosure of Confidential Information

Any Finance Party may disclose:

35.2.1	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 35.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

35.2.2	to any other person:

(a)	to (or through) whom it Transfers (or may potentially Transfer) all or any of its rights and obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and in each case, and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(b)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation or other credit participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

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(c)	appointed by any Finance Party or by a person to whom paragraphs (a) or (b) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(d)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (a) or (b);

(e)	to whom and to the extent that information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(f)	to whom and to the extent that information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(g)	to whom or for whose benefit and to the extent that that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 23.7 (Security over Lenders’ rights);

(h)	to any rating agency or direct provider of credit protection to a Finance Party;

(i)	who is a Party; or

(j)	with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(i)	in relation to paragraphs (a), (b) and (c), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)	in relation to paragraph (d), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(iii)	in relation to paragraphs (e), (f) and (g), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

35.2.3	to any person appointed by that Finance Party or by a person to whom Clause 35.2.2(a) or Clause 35.2.2(b) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 35.2.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the Loan Market Association Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

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35.2.4	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower.

35.3	Entire agreement

This Clause 35 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

35.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

35.5	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

35.5.1	of the circumstances of any disclosure of Confidential Information to be made (where practicable) or made pursuant to Clause 35.2.2(d) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

35.5.2	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35.

35.6	Continuing obligations

The obligations in this Clause 35 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

35.6.1	the date on which all amounts payable by the Borrower under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

35.6.2	the date on which such Finance Party otherwise ceases to be a Finance Party.

36.	Confidentiality of Funding Rates

36.1	Confidentiality and disclosure

36.1.1	The Facility Agent and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by Clauses 36.1.2 and 36.1.3.

36.1.2	The Facility Agent may disclose:

(a)	any Funding Rate to the Borrower pursuant to Clause 8.4 (Notifications); and

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(b)	any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the Loan Market Association Master Confidentiality Undertaking for Use With Administration /Settlement Service Provider or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender, as the case may be.

36.1.3	The Facility Agent may disclose any Funding Rate, and the Borrower may disclose any Funding Rate, to:

(a)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(b)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(c)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigation, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(d)	any person with the consent of the relevant Lender, as the case may be.

36.2	Related obligations

36.2.1	The Facility Agent and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and the Borrower undertake not to use any Funding Rate.

36.2.2	The Facility Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender, as the case may be:

(a)	of the circumstances of any disclosure made pursuant to Clause 36.1.3(b) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that any information has been disclosed in breach of this Clause 35.3.

Facility Agreement _Powerfleet_	121

36.3	No Event of Default

No Event of Default will occur under Clause 22.3 (Other obligations) by reason only of the Borrower’s failure to comply with this Clause 36.

37.	General Provisions

37.1	Sole agreement

The Finance Documents constitute the sole record of the agreement between the Parties in regard to the subject matter thereof.

37.2	No implied terms

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in a Finance Document.

37.3	Rights and remedies

37.3.1	No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies of each Finance Party under the Finance Documents:

(a)	are cumulative and not exclusive of its rights under the general law;

(b)	may be exercised as often as the Finance Party requires;

(c)	may be waived only in writing and specifically.

37.3.2	Delay in the exercise or non-exercise of any right does not constitute a waiver of that right or an election to affirm any of the Finance Documents. An election to affirm or a waiver shall be effective only in writing and if specifically expressed to be so.

37.4	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term inoperable in this Clause 37.4 shall include, without limitation, inoperable by way of suspension or cancellation.

37.5	Further assurances

The Borrower must perform, or procure the performance of, all further things, and execute and deliver (or procure the execution and delivery) of all further documents, as may be required by any applicable law or regulation or as may be necessary to implement or give effect to this Agreement and the other Finance Documents and the transactions contemplated therein.

37.6	Independent advice

The Borrower acknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all of the provisions of the Finance Documents and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, the Borrower acknowledges that all of the provisions of each Finance Document and the restrictions therein contained are part of the overall intention of the Parties in connection with the Finance Documents.

37.7	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Facility Agreement _Powerfleet_	122

SECTION 12
GOVERNING LAW AND ENFORCEMENT

38.	Governing Law

This Agreement (including Clause 39.1 (Jurisdiction)) and any non-contractual obligations arising out of or in connection with it are governed by English law.

39.	Enforcement

39.1	Jurisdiction

39.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

39.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

39.1.3	This Clause 39.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

39.2.1	irrevocably appoints MiX Telematics Europe Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

39.2.2	agrees that failure by a process agent to notify an Obligor of the process will not invalidate the proceedings concerned.

40.	Waiver of immunity

The Borrower irrevocably and unconditionally:

40.1	agrees not to claim any immunity from suit, execution, attachment or other legal process brought by a Finance Party against it in relation to a Finance Document, and to ensure that no such claim is made on its behalf;

40.2	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

40.3	waives any right it may have to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Facility Agreement _Powerfleet_	123

SIGNATURE PAGE

THE BORROWER

/s/ Steve Towe		/s/ David Wilson
For and on behalf of: Powerfleet, Inc		For and on behalf of: Powerfleet, Inc

Name:	Steve Towe	Name:	David Wilson

Office:	Chief Executive Officer	Office:	Chief Financial Officer
	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

THE ORIGINAL GUARANTOR

/s/ Steve Towe		/s/ David Wilson
For and on behalf of: Powerfleet, Inc		For and on behalf of: Powerfleet, Inc

Name:	Steve Towe	Name:	David Wilson

Office:	Chief Executive Officer	Office:	Chief Financial Officer
	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

THE ORIGINAL GUARANTOR

/s/ Steve Towe
For and on behalf of: I.D. Systems, Inc

Name:	Steve Towe

Office:	Chief Executive Officer
(who warrants his authority)

SIGNATURE PAGE

THE ORIGINAL GUARANTOR

/s/ Melissa Ingram
For and on behalf of: Movingdots GmbH

Name:	Melissa Ingram

Office:	Managing Director
(who warrants his authority)

SIGNATURE PAGE

THE ARRANGER

/s/ Blessings Magagane		/s/ Londa Sithole
For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)		For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)

Name:	Blessings Magagane	Name:	Londa Sithole

Office:	Transactor	Office:	Transactor
	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

THE ORIGINAL LENDER

/s/ Blessings Magagane		/s/ Londa Sithole
For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)		For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)

Name:	Blessings Magagane	Name:	Londa Sithole

Office:	Transactor	Office:	Transactor
	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

FACILITY AGENT

/s/ Blessings Magagane		/s/ Londa Sithole
For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)		For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)

Name:	Blessings Magagane	Name:	Londa Sithole

Office:	Transactor	Office:	Transactor
	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

SECURITY AGENT

/s/ Blessings Magagane		/s/ Londa Sithole
For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)		For and on behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division)

Name:	Blessings Magagane	Name:	Londa Sithole

Office:	Transactor	Office:	Transactor
	(who warrants his authority)		(who warrants his authority)